As filed with the Securities and Exchange Commission on June 21, 2002

                                                Registration No. _______________

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                        Shimoda Resources Holdings, Inc.
                 (Name of small business issuer in its charter)


            Nevada                        55112                   75-2843787
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

               15 River Road, Suite 230, Wilton, Connecticut 06897
                                 (203) 563-9430
          (Address and telephone number of principal executive offices)

                           David J. Mapley, President
               15 River Road, Suite 230, Wilton, Connecticut 06897
                                 (203) 563-9430
            (Name, address and telephone number of agent for service)

                                   Copies to:

                            William B. Barnett, Esq.
                            Sylvia R. Esquivel, Esq.
                        Law Offices of William B. Barnett
                       15233 Ventura Boulevard, Suite 410
                         Sherman Oaks, California 90403
                                 (818) 789-2688

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the Prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, check the following box. [ ]

If any of the securities being registered in this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]


CALCULATION OF REGISTRATION FEE
========================================================================================================
Tile of each                                     Proposed           Proposed
class of securities              Amount to       maximum offering   maximum aggregate   Amount of
to be registered                 be registered   price per share    offering price(2)   registration fee
========================================================================================================
Common Stock, par value $0.001   5,374,215(1)    $12.00             $64,464,000         $5,931
========================================================================================================

(1) Includes 374,215 shares of Common Stock that may be offered for sale by a Selling Shareholder.
(2) Estimate solely for the purpose of calculating the registration fee pursuant to Rule 457(c).

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                        SHIMODA RESOURCES HOLDINGS, INC.
                                TABLE OF CONTENTS

                                                                            PAGE

PROSPECTUS SUMMARY..........................................................   5
RISK FACTORS................................................................   8
USE OF PROCEEDS.............................................................  13
CAPITALIZATION..............................................................  14
DILUTION....................................................................  14
SELLING SHAREHOLDERS........................................................  15
DETERMINATION OF OFFERING PRICE.............................................  15
PLAN OF DISTRIBUTION........................................................  16
MANAGEMENT'S................................................................  19
DISCUSSION AND ANALYSIS OF PLAN OF OPERATION................................  20
DESCRIPTION OF BUSINESS.....................................................  24
MANAGEMENT..................................................................  29
EXECUTIVE COMPENSATION......................................................  33
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT..............  34
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............................  35
DESCRIPTION OF SECURITIES...................................................  35
LEGAL MATTERS...............................................................  36
EXPERTS.....................................................................  36
GLOSSARY....................................................................  37
ADDITIONAL INFORMATION......................................................  37
INDEX TO FINANCIAL STATEMENTS...............................................  39
SUBSCRIPTION AGREEMENT...................................................... S-1

The information contained in this preliminary Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary Prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

                   Subject to Completion, Dated June 21, 2002


                                   PROSPECTUS

                        Shimoda Resources Holdings, Inc.

                        5,374,215 shares of Common Stock


Of the 5,374,215 shares of Common Stock offered hereby, we are selling, 5,000,000 shares and 374,215 shares may be sold from time-to-time by Selling Shareholders. We will not receive any part of the proceeds from the sale of the shares by the Selling Shareholders.

Although our Common Stock is quoted on the Over-the-Counter Bulletin ("OTC") Board under the symbol "SHRH", there has been no trading and no active market currently exists.

The offering price is $12.00 per share, and an investor must purchase a minimum of 4,167 shares ($50,004 minimum investment). There is no minimum number of shares that we have to sell. There will be no escrow account. We will use all money as received from the offering.

investing in our common stock involves a high degree of risk. you should carefully consider the matters described in "risk factors" beginning on Page 8.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


                        Shimoda Resources Holdings, Inc.
                            15 River Road, Suite 230
                            Wilton, Connecticut 06897

                         PROSPECTUS SUMMARY INFORMATION

     This summary highlights important information about our business and about this offering. Since it is a summary, it does not contain all the information you should consider before purchasing our Common Stock. You should read this entire Prospectus carefully, especially "Risk Factors" and the financial statements and related notes included elsewhere in this Prospectus, before deciding to invest in shares of our Common Stock. In this Prospectus, unless the context requires otherwise, "we", "us" and "Shimoda" refer to Shimoda Resources Holdings, Inc.

                                   Our Company

     Shimoda Resources Holdings, Inc. ("Shimoda") is a resources-focused business, incorporated in Nevada, formed in September 1973 and previously named El Plata Mining Corp. and ElPlata Corporation. The Company changed its name to Shimoda Resources Holdings, Inc. on April 17, 2001. Shimoda's Common Stock is quoted on the OTC Bulletin Board under the trading symbol "SHRH". Shimoda will use the net proceeds of this offering to purchase assets to be identified that are consistent with its business objective.

     Shimoda's business objective is to achieve an above-average return for its shareholders through capital appreciation by acquiring a diversified portfolio of assets, business operations and/or interests in resource companies and resource licenses of "Emerging Europe", namely the Russian Federation ("Russia"), other former Soviet Union republics or Newly Independent States ("NIS"), and Central & Eastern Europe. The NIS is comprised of the following countries: Armenia, Azerbaijan, Belarus, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Latvia, Lithuania, Moldova, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan. Armenia, Azerbaijan and Georgia make up the Caucasus republics. Albania, Bulgaria, Czech Republic, Greece, Hungary, Poland, Romania, Slovakia, Slovenia, Turkey and countries of Former Yugoslavia make up "Central & Eastern Europe". In order to achieve an above average long-term return, we will be guided by the following business principles:

     o To concentrate on companies engaged in the production, processing or distribution of natural resources.
     o To seek low-cost producers in order to protect against lower market prices and maximize profits in rising price environments.
     o    To diversify geographically within regions and by industry sectors.
     o    To avoid speculating in commodities.
     o    To create sector clusters, e.g. Platinum Group metals, Nickel, etc.

     We will concentrate on four resources sectors: energy, precious metals, non-ferrous metals and industrial, paper and forest products. The relative weighting of each resource sector and each region will be selected according to its attractiveness at any given time. Acquisitions may be made through wholly owned subsidiaries formed in other jurisdictions that benefit from the double tax treaty currently in force between many Emerging European countries and such jurisdictions.

     We may, for cash management purposes, invest in U.S. Dollar quoted securities issued by non-US entities such as obligations of national governments, their agencies and instrumentalities, bank obligations, securities issued by international development agencies and shares of money market funds, as well as the listed equities or fixed-income instruments of resource companies operating in Emerging Europe. Purchases of listed equities also will be for the purpose of obtaining information or the forming of strategic relationships that advance Shimoda's business objective.

     We intend to have a significant influence on the management and operation of our acquisition targets. Influence may be enforced through participation in our target's credit committees, in joint venture agreements, off-take agreements, or other commercial instruments.

     Conducting business in the Emerging Europe region involves a high degree of risk and special considerations not typically associated with conducting business in other more established economies, such as political, economic and legal uncertainties, social unrest, currency fluctuations, delays in settling securities transactions and risks of loss arising out of share registration.

     No assurance can be given that our business objective will be achieved. See "RISK FACTORS."

                                  The Offering

Common Stock outstanding prior to the offering....  541,108 shares

Common Stock offered by Shimoda                     5,000,000 shares

Common Stock offered by Selling Shareholders......  374,215 shares

Minimum purchase..................................  4,167 shares of Common Stock
                                                    ($50,004)

Investor Suitability Standards....................  $100,000  annual  income  or
                                                    $500,000      net      worth
                                                    (inclusive of home)


Common stock outstanding after
the offering(1)...................................  5,541,108 shares

Use of Proceeds...................................  We would  receive  a maximum of  $60,000,000  of  capital
                                                    from the sale of the  Common
                                                    Stock.   Proceeds  from  the
                                                    sale of Common Stock will be
                                                    used for acquiring  resource
                                                    licenses  and  interests  in
                                                    resource     companies    in
                                                    Emerging Europe.


OTC Symbol........................................  SHRH

Risk Factors......................................  An  investment in our Common
                                                    Stock involves a high degree
                                                    of risk.  See "Risk Factors"
                                                    on page 8.


(1) Assumes that the maximum number of shares of Common Stock is sold in this offering.


                             Summary Financial Data
                        Shimoda Resources Holdings, Inc.
                          (A Development Stage Company)


                                           Historical       February 28, 2002                           After Effective
                ASSETS                    (Unaudited)      Adjustments      Pro Forma      Adjustments     Offering
                                          ------------    ------------    ------------    ------------   ------------
Cash                                      $        556    $    130,034    $    130,590    $ 58,600,000   $ 58,730,590
Investments
        European Nickel PLC                          0       1,571,441       1,571,441                      1,571,441
        Gulf International Minerals Ltd             00         760,000         760,000                        760,000
                                          ------------                    ------------                   ------------

Other assets                                    16,349                          16,349                         16,349
                                          ------------                    ------------                   ------------

        Total assets                      $     16,905                    $  2,478,380                   $ 61,078,380
                                          ============                    ============                   ============

                LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                          $        802                    $        802                   $        802

Stockholders equity
        Common stock                             5,022             372           5,394           5,000         10,394
        Additional paid in capital              78,261       2,461,103       2,539,364      58,595,000     61,134,364
        Retained earnings (deficit)            (67,180)                        (67,180)                       (67,180)
                                          ------------                    ------------                   ------------
        Shareholders equity                     16,103                       2,477,578                     61,077,578
                                          ------------                    ------------                   ------------
        Total liabilities and equity      $     16,905                    $  2,478,380                   $ 61,078,380
                                          ============                    ============                   ============



* For details and explanation, see the Financial Statements which accompany and are part of this Prospectus.

                                  RISK FACTORS

     The purchase of Shimoda shares is speculative and involves a high degree of risk. Prospective investors should carefully consider all of the information contained in this Prospectus and, in particular, the following factors which could adversely affect the operation and prospects of the Company, before making a decision to purchase our shares. Conducting business in resources companies and licenses of Emerging Europe involves a high degree of risk and special considerations not typically associated with conducting business in the United States, and is considered highly speculative.

Cautionary Statements

     The following cautionary statements are made pursuant to the Private Securities Litigation Reform Act of 1995 in order for us to avail ourselves of the "safe harbor" provisions of that Act. The discussions and information in this Prospectus may contain both historical and forward-looking statements. To the extent that this Prospectus contains forward-looking statements regarding the financial condition, operating results, business prospects, or any other aspect of Shimoda, investors should note that our actual financial condition, operating results and business performance may differ materially from that projected or estimated by us in forward-looking statements. We have attempted to identify, in context, factors we currently believe may cause actual, future experience and results to differ from our current expectations. The differences may be caused by a variety of factors, including but not limited to the following:

     (a) the risk of a global recession and consequent decline in demand and prices;
     (b)  the risk of nationalization or expropriation total loss;
     (c) greater social, economic and political uncertainty including regional conflict, the risk of war and terrorist activities;
     (d) delays in settling securities transactions and risk of loss arising out of Emerging Europe's systems of share registration and custody;
     (e) risks in connection with the maintenance of Shimoda's portfolio of securities and cash with foreign sub-custodians and securities depositories, including the risk that appropriate sub-custody arrangements will not be available to it;
     (f) the risk that it may be impossible or more difficult than in other countries to obtain and/or enforce a judgment;
     (g)  pervasiveness of corruption and crime in the economic systems;
     (h) greater price volatility, substantially less liquidity and significantly smaller market capitalization of companies' shares in the markets in which Shimoda acquires such companies;
     (i) currency exchange rate volatility and the lack of available currency hedging instruments;
     (j) higher rates of inflation (including the risk of social unrest associated with periods of hyperinflation);
     (k) controls on foreign investment and local practices disfavoring foreign investors and limitations on repatriation of invested capital, profits and dividends, and on Shimoda's ability to exchange local currencies for U.S. dollars;
     (l) the risk that Emerging European governments or other executive or legislative bodies in Emerging Europe may decide not to continue to support the economic reform programs implemented since the dissolution of the Soviet Union and could follow radically different political and/or economic policies to the detriment of investors, including non-market-oriented policies such as the support of certain industries at the expense of other sectors of investors or a return to the completely centrally planned economy that existed prior to the dissolution of the Soviet Union;
     (m)  the risk that dividends will be withheld at the source;
     (n) the difference in, or lack of, auditing and financial reporting standards, which may result in unavailability of material information about the acquisitions;
     (o) the risk that the tax systems will not be reformed to prevent inconsistent, retroactive and/or exorbitant taxation;
     (p) the fact that statistical information regarding the Emerging European economies may be inaccurate or not comparable to statistical information regarding the U.S. or other economies;

     (q)  less extensive regulation of the securities markets; and
     (r) the risks associated with the difficulties that may occur in pricing Shimoda's acquisitions at the time of initial participation or at disposition.

Specific Risk Factors

     1. We Have Limited Operating History. We have limited operating history in the businesses that we plan to conduct. There can be no assurance at this time that we can operate profitably or that we will have adequate working capital. While our management has experience in making business acquisitions and investing in Emerging Europe, as a company we do not have a historical operating track record on which to base a judgment on our business prospects and our future financial condition and operating results.

     2. We Can Make No Assurances of Profitability. Our business is speculative and dependent upon the financial condition and operating results of the resource companies and resource licenses that we acquire. There can be no assurance that we will be successful or that our acquisitions will earn any revenues or profit or that investors will not lose their entire investment.

     3. Our Type of Business Is More Speculative Than Others. Countries in which we conduct business may be subject to a greater degree of economic, political and social instability than is the case in the United States and Western European countries. Such instability may result from, among other things, the following: (i) authoritarian government or military involvement in political and economic decision-making, including changes in government through extra-constitutional means, such as force; (ii) popular unrest associated with demands for improved political, economic and social conditions; (iii) internal insurgencies, such as civil disobedience or civil war; (iv) hostile relations with neighboring countries; and (v) ethnic, religious and racial disaffection.

     We may allocate our total assets to direct acquisitions that we expect to eventually dispose of, either through the listing or sale of the securities back to the company we invested in or to another investor. Acquisitions consist of
(i) the purchase from an enterprise of an equity interest in partnerships, joint ventures or similar enterprises, and (ii) the purchase of such an equity interest in a company from an investor in the company. Such acquisitions may involve a high degree of business and financial risk. Due to the absence of a public trading market for most of our potential acquisition candidates, they will be less liquid than listed and actively traded securities. Although such acquisitions may, in some cases, be resold in privately negotiated transactions, the prices realized from their sales could be less than those originally paid by us or less than what may be considered their fair value and in some cases it may not be possible to identify a buyer. If the securities in such acquisitions are required to be registered under the securities laws of one or more jurisdictions before being resold, we may be required to bear the expenses of registration. In addition, we may be unable to dispose of such acquisitions at current market prices and may have to dispose of them over extended periods of time. Because of the possible absence of any trading market for such acquisitions, it may take longer to liquidate those positions than it would for listed securities delaying or decreasing our expected returns.

     4. There Are Political and Economic Risks Inherent In Emerging Europe. Our acquisitions will be subject to numerous factors related to conducting business in a foreign country, any of which could have a significant impact on the securities markets and on the businesses in which we acquire an interest. There can be no assurance that political, economic, social, or other developments in the region will not have a material adverse effect on us, including our ability to develop a sufficient number of suitable acquisition opportunities, realize adequate returns and repatriate our assets. Our value may therefore be affected by uncertainties such as political or diplomatic developments, social and religious instability, changes in government policies, taxation and interest rates, currency repatriation restrictions and other political and economic developments in the law or regulations in Emerging Europe and, in particular, the risks of expropriation, nationalization and confiscation of assets and changes in legislation relating to the level of foreign ownership. The political, economic and social upheaval experienced by the region since the collapse of the Soviet Union at the end of 1991 cannot be overstated. Although the transition from centrally planned, command systems to market orientated, democratic models is currently taking place, the terms on which these occur are not yet fully established. The consequences, however, could be profound and investors should take into account the unpredictability of their eventual outcome. The business opportunities being targeted by Shimoda depend to a large extent on the continuation and further development of the reform process. A stable basis for reform may not yet be in place and there can be no assurance that the reforms will continue or that they will not erode. The failure of the reforms to continue and to develop would adversely affect our performance.

     5. We Are Dependant on Global Macroeconomic Trends, Especially in Emerging Europe. A sustained global economic recession would have an adverse impact on Shimoda because of the decline in demand and prices for the products produced by Shimoda's businesses. With respect to Emerging Europe, the planned economy of the former Soviet Union was run with qualitatively different objectives and assumptions to those prevalent in a market system. Much of the industrialization took place during the communist period and the level of centralization and monopolism in such a large country was commensurate. Similarly in its economic relations the Soviet economy was orientated overwhelmingly towards other communist states whose needs have now changed. Significant macro-economic obligations also arise as a result of the non-viability in certain cases of entire cities established in remote regions around one principal economic activity. The domestic tax burden is high and the discretion of local authorities to create new forms of taxation has resulted in a proliferation of taxes, in some cases imposed or interpreted retrospectively. Instability has resulted in a short-term approach, for instance, in relation to bank lending. There are limited means for channelling what domestic savings exist through institutionalized and rational means. Businesses can experience difficulty in obtaining working capital. Inter-enterprise debt has now become a macro-economic issue. Banks and financial systems are not well developed and telecommunications, as well as other forms of infrastructure, are often of low standards. High crime levels, including extortion and fraud, have now caught the attention of bodies outside Russia/NIS. The performance of Shimoda's portfolio of businesses and acquisitions will be affected by the performance of the Emerging European economies. The high inflation, wage inflation and substantial international indebtedness of these economies illustrate the extent to which they have struggled to transform themselves into market-oriented models. The transition to a more market-oriented economy is difficult. Managers and workers face the prospect of considerable changes in their working practice and there are inevitably problems of adjustment, compounded in many cases by years of under-investment. Many businesses may be unable to adapt to the demands of a market economy and increased international competition. A great deal will depend upon the extent to which efficiencies can be introduced, and management and human resources developed, in order for enterprises to compete effectively against better-established Western competitors. Many resource projects currently offered for sale in the region have been recently restructured. The mass offering of such projects may lead to procedural errors in some cases, and it is possible that participation in such projects will be subject to challenges, and potentially to reversal, in the courts. Furthermore, both the source of supply and the nature of demand have fundamentally changed since the break-up of the Soviet Union. The ultimate extent and success of the transition to the market economies will be influenced by both internal and external political factors such as the degree of Western cooperation and the development of suitable markets in neighboring regions. While it is this period of change that Shimoda believes may offer investors the greatest opportunities, it is possible that the emerging market economies will not achieve their intended economic goals.

     6. There Are Legal Risks in Emerging Europe. Because of the recent formation of the securities markets as well as the underdeveloped state of the banking and telecommunications systems in Emerging Europe, settlement, clearing and registration of securities are subject to significant risks. Ownership of shares is defined according to entries in the corporation's share register and normally evidenced by extracts from the registrar or by formal share certificates. However, there is no central registration system for shareholders and these services are often carried out by the companies themselves or by registrars located throughout the region. These registrars are not necessarily subject to effective state supervision and it is possible for Shimoda to lose its registration through fraud, negligence or even mere oversight. While Shimoda will endeavor to ensure that its interests continue to be appropriately recorded, by itself or through a custodian or other agent inspecting the share register and by obtaining extracts of share registers through regular confirmations, these extracts have no legal enforceability and it is possible that subsequent illegal amendment or other fraudulent act may deprive Shimoda of its ownership rights or improperly dilute its interests.

     Legislation governing commercial relationships, ownership of property and taxation in Emerging Europe continues to evolve and develop. Most existing legislation is relatively new and subject to amendment and judicial interpretation. It is not possible to know precisely what the legal environment will be through the course of Shimoda's activity in the region. It is possible, therefore, that Shimoda could be subject to regulations which are not anticipated today or at the dates that acquisitions by Shimoda are made. None of Shimoda, its Board of Directors, nor any of their agents, make any representation or warranty in respect of, or any guarantee of, the licensing or registration process concerning acquisitions of resource licenses and companies transacted by Shimoda.

     7. There Is Risk In Acquiring Un-rated Debt Securities. Shimoda may acquire un-rated debt securities as well as debt securities that are rated in any category by recognized statistical rating organizations when consistent with its business objectives and policies. Lower-rated debt securities (which are commonly referred to as "high-yield bonds") generally involved greater volatility of price and risk of loss of principal and income than higher rated securities. Un-rated debt securities that Shimoda may acquire generally involve risks equivalent to those of lower-rated debt securities. A debt security rated "D" by Standard & Poor's Corporation means that the issuer is in payment default.

     8. We May Have Higher Operating Expenses Than Some Of Our Competitors. Our operating expense ratio can be expected to be higher than that of other companies operating in more developed regions.

     9. We May Have To Register Under the Investment Company Act of 1940. Shimoda is not currently registered under the United States Investment Company Act of 1940, as amended (the "1940 Act"). Consequently, it currently does not have the benefit of the special restrictions imposed by the 1940 Act, including but not limited to rules relating to independent oversight, disclosure, and mitigation of inherent conflicts of interest. Presently, our plan is to manage our business so that we doe not have to register as an investment company.
Nevertheless, there is no assurance that we will not be required to register under the 1940 Act. Registration under the 1940 Act is expected to increase our operating expenses and regulatory compliance costs.

     10. The Public Trading Price Of Our shares May Be Discounted From Our Book Value. Shares of companies similar to us frequently trade at a discount to their book value. This characteristic is a risk separate and distinct from the risk that our book value may decrease as a result of our acquisition activities and may be greater risk for investors expecting to sell their shares in a relatively short period of time following completion of this offering.

     11. There May Be Fluctuations in Our Operating Results. Our revenues and results of operations are significantly dependent upon the timing and success of the acquisitions that we expect to make, which timing and success cannot be predicated with certainty. We may experience significant quarterly variations in our operations, and results in any particular quarter may not be indicative of results in subsequent periods.

     12. Our Offering Price Is Arbitrary. The offering price of the shares of Common Stock has been determined by us and bears no relationship to our assets, book value, potential earnings, net worth or any other recognized determinant of value.

     13. Management Has Full Discretion In The Use Of Proceeds Of This Offering. Management will have broad discretion as to the application of the net proceeds from the sale of these shares.

     14. We Have No Minimum Offering. We do not have a minimum offering, and we may use the proceeds from the issuance of our shares once the corresponding subscription agreements are accepted. If we only raise a minimum of capital, it might leave us with insufficient capital to implement our business plan, resulting in a complete loss of an investors' investment, unless we are able to raise the required capital from alternative sources which have not been explored. There is no assurance that alternative capital or financing would be available.

     15. Management Fees to Affiliate. Our Board of Directors has retained Shimoda Capital Advisors Limited to manage our day-to-day operations. Because Shimoda Capital Advisors Limited is an affiliate of our CEO, the management and performance fees we agreed to pay Shimoda Capital may be deemed to have not been negotiated at "arms-length".

     16. Conflicts of Interest. Shimoda Capital Advisors Limited, the Business Manager, and its subsidiaries, affiliates, employees and agents may become involved with the promotion of, may provide advice to, or manage other businesses that are similar to Shimoda. Accordingly, conflicts of interest may arise. Any such party will have regard to Shimoda's interests, also having regard to such party's other clients and, where potential conflicts of interest arise, will at all times endeavor to ensure that any such conflict is resolved fairly. Any such party may hold shares and shall not be prevented from dealing with Shimoda, as agent, provided that any such dealings are on terms no less favorable to Shimoda than could reasonably have been obtained had the dealing been effected with an independent party. In addition, Shimoda's Board of Directors and the management of Shimoda Capital, through its managing directors, are in many cases the same individuals. Conflicts of interest may arise in allocating management time, services or functions among Shimoda and Shimoda Capital or other similar entities that may be formed by Shimoda Capital in the future. The Board of Directors and David J. Mapley, CEO and President, will devote such time and attention to Shimoda's affairs as they determine to be necessary for the conduct of Shimoda's business.

     17. There Is No Assurance That Dividends Will Be Paid. Shimoda does not currently anticipate declaring and paying dividends to its Shareholders in the near future. It is Shimoda's current intention to apply net earnings, if any, in the foreseeable future to increasing its capital base. Prospective investors seeking or needing dividend income or liquidity should therefore not purchase the shares. There can be no assurance that Shimoda will have sufficient earnings to declare and pay dividends to the holders of its Common Stock, and in any event, a decision to declare and pay dividends is at the sole discretion of Shimoda's Board of Directors.

     18. We Depend On Certain Key Personnel. Our success is substantially dependent on the performance of Shimoda Capital's executive officers and key employees. Given Shimoda's early stage of development, it is dependent on its ability to retain and motivate high quality personnel. Although we believe it will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect its ability to market, sell, and enhance its products. While David J. Mapley, our CEO and President, plans to devote no less than 50% of his full time to Shimoda, certain other Shimoda employees may only be available to it on a part-time basis. The loss of one or more key employees or the inability to hire and retain other qualified employees by Shimoda Capital could have a material adverse effect on Shimoda's business.

     19. The Quality of Geological Information Available To Shimoda May Be Unreliable. Published economic and geological information for Emerging Europe is not necessarily reliable since this kind of data has only recently become available and the Western techniques of data collection, analysis, confirmation and presentation are not, as yet, prevalent. This problem extends to both official data and geological information at the project level. Geological surveys and assay sampling standards in Emerging Europe may not be equivalent to those applicable in more developed market economies. The quality and reliability of available information will therefore be less than in respect of resource projects in Western countries. Due to the relative quality of information and lack of availability of historical data, this applies even where supplementary surveys have been prepared or carried out to international standards. Obligations on Emerging Europe geological committees to publish information have also been relatively limited in the past, thus further restricting opportunities for Shimoda to carry out due diligence. At present, Shimoda will be obliged to make acquisition decisions and valuations on the basis of geological information that will be less complete and reliable than that customarily available in the West.

     20. Shimoda Will Be Exposed To Currency Risk. Shimoda may hold a proportion of its assets in local currency-denominated securities. For example, the Ruble has in recent years substantially depreciated against the US dollar and Western European currencies. In addition, investors should be aware that the Ruble is not convertible outside Russia into other currencies. It is possible that further depreciation, volatility, limited convertibility and changes in both exchange control regulations and tax laws may adversely affect the value of Shimoda's assets . Shimoda may attempt to mitigate the currency risks by use of a suitable hedging instrument to the extent such instruments are available on terms acceptable to it.

     21. Emerging Europe Lacks A Market Economy. Emerging European businesses do not have any recent history of operating within a market-oriented economy. In general, relative to companies operating in Western economies, such companies are characterized by a lack of (i) management with experience of operating in a market economy, (ii) modern technology and (iii) a sufficient capital base with which to develop and expand their operations. It is unclear what will be the effects on these companies, if any, as they attempt to move toward a more market-oriented economy.

     22. Official Data May Be Unreliable. The quality and reliability of official data published by the governments and government agencies of the Emerging Europe region is generally not equivalent to that of more developed Western countries.

     23. Shimoda May Encounter Repatriation Restrictions. Regional foreign investment legislation currently provides general assurances of the rights of foreign investors to remit profits and dividends from their investments in Emerging Europe. In some cases, however, these rights are subject to currency, tax and export restrictions, and no guarantee can be given that all profits will be capable of being remitted from domestic investments.

     24. Shimoda May Become Subject To Unexpected Local Taxation. For a summary of Shimoda's understanding of current tax law and practice as it affects Shimoda, see "TAX CONSIDERATIONS." Regional tax law and practice is not as clearly established as that of the Western nations. It is possible therefore that the current interpretation of the law or understanding of practice may change or, indeed, that the law may be changed with retrospective effect. Accordingly, it is possible that Shimoda could become subject to taxation that is not anticipated either at the date of this Prospectus or when acquisitions are made, valued or sold.

     25. Shimoda Indemnifies Its Management. Shimoda's Bylaws provide that it will indemnify and hold harmless its officers and directors against claims arising from its activities, to the maximum extent permitted by Nevada law. If Shimoda were called upon to perform under its Bylaw indemnification provisions, then the portion of its assets expended for such purpose would reduce the amount otherwise available for its business.

     26. There Will Be A Limited Market for Shimoda Shares. There is no assurance that a public market for the Shimoda's stock will develop. There is no assurance that Shimoda's stock will eventually be accepted for trading on any stock exchange other than the OTC Bulletin Board, where it now trades under the symbol SHRH. Shareholders may not be able to liquidate their investments in the event of emergency or for any other reason. Shimoda shares may not be acceptable as collateral for a loan. A purchase of Shimoda shares should be considered only as a long-term investment.


                                 USE OF PROCEEDS

     The maximum gross proceeds from the sale of the shares are $60,000,000. The net proceeds from the maximum offering are expected to be approximately $58,600,000 after the payment of placement fees and offering and listing costs, including printing, mailing, legal, and accounting costs. The net proceeds from the offering of the shares are expected to be utilized to acquire a diversified portfolio of resource companies and resource licenses in Emerging European markets, including but not limited to the Russian Federation, other former Soviet Union republics or Newly Independent States, and Central and Eastern Europe. See "BUSINESS."


     Should Shimoda receive net proceeds in an amount less than $58,600,000, it will reduce the projected scale of its business and acquisition plan. In such circumstance, Shimoda will execute its plan to acquire assets, business operations and/or interests in resource companies and resource licenses of "Emerging Europe" on a smaller scale than if the entire amount of the offering had been subscribed.


                                 CAPITALIZATION

     The   following   table  sets  forth  as  of  February  28,  2002  (i)  the
capitalization of Shimoda and (ii) the  capitalization of Shimoda as adjusted to reflect the sale of 111,000 shares of Common Stock pursuant to an offering under
Regulation  S of the  Securities  Act of 1933 in April  2002,  the  issuance  of
261,000  shares of Common  Stock in a like  exchange to acquire  certain  mining assets in April 2002 and the sale of 5,000,000 shares of Common Stock at a price of $12.00 per share as of June 21, 2002,  and the  application  of the estimated net proceeds from the sale of those shares.

                                             As of February 28, 2002      As Adjusted
                                                    (Unaudited)           (Unaudited)
                                                   ------------          ------------
Indebtedness:
  Long-term indebtedness                                    Nil                   Nil
Stockholders' Equity:
  Common Stock, par value $0.001 per share,
   100,000,000 shares authorized, 166,893 issued   $      5,022          $     10,394
   and outstanding, 5,538,893 as adjusted
  Additional Paid-in Capital                             78,261            61,134,364
  Accumulated Deficit                                   (67,180)              (67,180)

  Total Capitalization                                   16,103            61,077,578
                                                   ============          ============

                                    DILUTION

     The difference between the public offering price per share of Common Stock and the as adjusted pro forma net tangible book value per share of Common Stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing the net tangible book value (total assets less intangible assets and total liabilities) by the number of outstanding shares of Common Stock.

     As of February 28, 2002, the net tangible book value of Shimoda was $16,905 or approximately $0.10 per share of Common Stock. Net tangible book value per share consists of total assets less intangible assets and liabilities, divided by the total number of shares of Common Stock outstanding. Giving effect to the issuance of shares in a private placement and in acquisition of shares of European Nickel plc and Gulf International Minerals in April 2002, the pro forma net tangible book value per share was $4.60. After giving effect to these changes and the issuance of 5,000,000 shares of Common Stock, the pro forma net tangible book value at February 28, 2002, would have been $61,077,578 or approximately $11.03 per share. As of February 28, 2002, the net tangible book value per share of Common Stock owned by Shimoda's current stockholders would have increased by approximately $6.43 without any additional investment on their part and the purchasers of Common Stock will incur a blended average immediate dilution of approximately $0.97 per share from the purchase price. "Dilution" means the difference between the offering price and the pro forma net tangible book value per share after giving effect to the offering. Holders of Common Stock may be subjected to additional dilution if any additional securities are issued as compensation or to obtain additional financing. The following table illustrates the dilution that investors participating in this offering will incur and the benefit to current shareholders as a result of this offering:


Exercise price per share(1)...............................................$12.00
Pro forma net tangible book value per share as of February 28, 2002.......$ 0.10
Pro forma effect of issuance of securities in private placement and for acquisition of Shares of European Nickel plc
and Gulf International Minerals...........................................$ 4.50
Pro forma net tangible book value per share as of February 28, 2002 ......  4.60
Increase per share attributable to new investors..........................  6.43
Pro forma net tangible book value after this offering.....................$11.03
Dilution per share to new investors.......................................$ 0.97
-----------------------------
     (1) Before  deduction  of  estimated  offering  expenses.  Assumes that all
     5,000,000 shares are sold.


                              SELLING SHAREHOLDERS

The following  table provides  certain  information  with respect to the Selling
Shareholders' beneficial ownership of Common Stock as of April 30, 2002 and as adjusted to give effect to the sale of all of the shares in the offering.
Lombard Odier is not an affiliate of Shimoda, and it does not have and has not had a material relationship with Shimoda during the past three years. See "Plan of Distribution." The Selling Shareholders possess sole voting and investment power with respect to the securities shown.


                                                                        NUMBER OF SHARES BENEFICIALLY
                                 NUMBER OF SHARES                          OWNED AFTER OFFERING(1)
                                BENEFICIALLY OWNED   NUMBER OF SHARES   -----------------------------
          NAME                   BEFORE OFFERING      BEING OFFERED     NUMBER OF SHARES   PERCENTAGE
-----------------------------   ------------------   ----------------   ----------------   ----------
Lombard Odier Invest-                 111,000             111,000            111,000          2.0%
  Eastern Europe Fund

Shimoda Resources, Ltd.               261,000             261,000            261,000          4.7%

Shimoda Capital Advisors Ltd.(2)        1,421               1,421              1,421          0.002%

Shimoda Capital (USA) Inc.(2)             794                 794                794          0.001%


(1) Assumes that all shares being offered pursuant to this Prospectus will be resold by the Selling Shareholders and none will be held by the Selling Shareholders for their own account.

(2) David Mapley, CEO and President, is an Officer, Director and principal shareholder of Shimoda Capital (U.S.A.), Inc. and Shimoda Capital Advisors, Ltd.


                         DETERMINATION OF OFFERING PRICE

OFFERING BY SHIMODA:

     There is a limited established public market for the Common Stock being offered under this Prospectus. We are currently registered on the Over-the-Counter Bulletin Board system, and we intend to trade on the OTC Bulletin Board system. However, we are unable to determine the price at which the stock will trade.

     We determined the offering price of the Common Stock based on several factors: (1) potential investor interest, (2) our current capital needs, and (3) our ability to pay future dividends, although no dividends are contemplated at this time. The offering price should not be considered to bear any relationship to our assets, book value or net worth and should not be considered to be an indication of our value.

OFFERING BY SELLING SHAREHOLDER:

     The Selling Shareholders are free to offer and sell their Common Stock at such times, in such manner and at such prices as each may determine. The types of transactions in which the Common Stock is sold may include transactions in the over-the-counter market, if or when it develops, negotiated transactions, the settlement of short sales of Common Stock through the writing and exercise of options or a combination of such methods of sale. The sales will be at market prices prevailing at the time of sale or at negotiated prices. Such transactions may or may not involve brokers or dealers. Each Selling Shareholder has advised us that it has not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of its shares. Each Selling Shareholder does not have an underwriter or coordinating broker acting in connection with the proposed sale of the Common Stock. The shares being offered by the Selling Shareholders are being registered to permit public secondary trading, and each Shareholder may offer all or part of its registered shares for resale from time-to-time. However, each Selling Shareholder is under no obligation to sell all or any portion of its shares.


                              PLAN OF DISTRIBUTION

Offering By Shimoda

     We are offering up to 5,000,000 shares of our Common Stock at a price of $12.00 per share to be sold directly by our CEO and President, David J. Mapley, on behalf of Shimoda. Our offering is a self-underwritten, best efforts offering. However, Shimoda Capital Advisors Limited, an affiliate, may refer prospective investors to us, and Shimoda Capital would receive fees equal to 2 percent of the proceeds from the sale of shares to those persons referred by Shimoda Capital.

     We may retain a placement agent and/or use the services of NASD member broker-dealer to assist us in the sale of the shares. We may pay broker-dealers or placement agents fees of 2 percent of the gross offering proceeds received from their efforts. As of the date of this Prospectus, we have not retained a broker for the sale of securities being offered. In the event that we retain a broker dealer who may be deemed an underwriter, an amendment to our registration statement will be filed.

     The minimum purchase is 4,167 shares ($50,004).

     There is currently a limited market for our shares and no assurances can be given that a more liquid public market for such securities will develop after the closing of this offering or that such market would be sustained if developed. While we intend to procure or encourage one or more broker or dealers to act as a market maker for our securities following this offering, no such efforts have yet been undertaken and we cannot assure you that any such efforts will prove successful.

     The offering will remain open for a period of nine months, unless the entire maximum offering has been sold prior to that time, or we decide, in our sole discretion, to cease all selling efforts. We have no plans to extend the period of the offering beyond nine months. Our officers, directors and stockholders and their affiliates may purchase shares in this offering.

     There is no escrow for any of the proceeds of this offering. Accordingly, we will have use of any proceeds received once a subscription agreement is received and accepted by us and funds have cleared. The proceeds shall be non-refundable except as may be required by applicable law.

     Subject to the requirements of the Securities Act and applicable state securities laws, we plan to offer and sell the shares in New York and California; however, we may consider accepting subscriptions from interested investors in other states if it is not unreasonably burdensome to comply with applicable securities law requirements in such states. We plan to promote the offering by issuing press releases and advertising in newspapers and on the radio, and we may distribute request cards and mail copies of our press releases, advertisements and this Prospectus to prospective investors in those states. Any radio or television broadcasts and written materials used in connection with the offering, and not accompanied or preceded by a Prospectus, will include only such limited information as is permitted under federal and applicable state law

     We are selling the shares through the efforts of our CEO and President, Mr. David J. Mapley, possibly with the use of a registered broker-dealer. If no registered broker-dealer is retained, there may be less due diligence performed in conjunction with this offering than would be performed in an underwritten offering. We consider Mr. Mapley not to be a broker under the Securities Exchange Act of 1934 because he has not been, and will not be, in the business of effecting transactions in securities for the accounts of others.


                             SUBSCRIPTION PROCEDURES

How To Subscribe

If you desire to purchase our shares of Common Stock you should:

1. Complete, date and sign the subscription agreement you received with this Prospectus, and the form of which is attached as an exhibit to this document;

2. Make a check, bank draft or money order payable to "Shimoda Resources Holdings, Inc." in an amount equal to the subscription price of $12.00 times the number of shares you wish to purchase (the minimum purchase is 4,167 shares = $50,004); and

3. Deliver the completed subscription and payment to Shimoda Resources Holdings, Inc. at the following address:

                       David J. Mapley, CEO and President
                            15 River Road, Suite 230
                            Wilton, Connecticut 06897
                                 (203) 563-9430


     You will not be able to revoke your subscription after you have delivered your executed subscription agreement and payment to us. However, we reserve the right, in our sole discretion, to accept or reject any subscription, in whole or in part for any reason whatsoever, and no subscription agreement is binding on us until accepted. We reserve the right to accept subscriptions on a first-come, first-serve basis or on a prorated basis if we receive subscriptions for more than 5,000,000 shares. If we do not accept all or a portion of a subscription, we will return the unaccepted portion of your subscription funds without interest.

     We will notify you promptly whether your subscription has been accepted. If we reject your subscription, we will promptly return your subscription agreement and payment, without interest. If we accept your subscription, your check will be deposited in our general account and will become immediately available for use by us for the purposes described in our "Use of Proceeds" discussion.

     The sale of the shares to subscribers is subject to our determination to terminate the offering, which is subject to our sole discretion, and we will return your investment, without any interest, should we decide to terminate the offering prior to acceptance of any subscription.

     We will deliver a certificate or certificates representing your ownership of our Common Stock within 60 days of the acceptance of your subscription. Our officers and directors and their affiliates may purchase shares in this offering on the same terms as other investors. There is no limit to the amount of securities our officers and directors and their affiliates may purchase in this offering, and any such purchases will be for investment purposes only and not with the intent of resale. At this time there are no known arrangements with our officers, directors or affiliates to purchase shares in this offering

     If you have any questions about the offering or how to subscribe, please call Mr. Peter Lazaro, our Chief Financial Officer, at (203) 563-9430. You should retain a copy of the completed subscription agreement for your records. You must pay the subscription price at the time you deliver your subscription agreement.

Investor Suitability Standards

     The Company has imposed certain standards to which prospective investors must conform in order to be eligible to receive an offer and/or to purchase the Shares of the Company.

     A potential investor must be a resident of a state approved by the Company for sale of the Shares therein.

     Each potential investor will be required to represent that he meets the standards set forth below:

     (1)  His annual income is at least $100,000; or
     (2)  His net worth (inclusive of home) is $500,000 or more; or
     (3) The potential investor satisfies the general standards described below in the next paragraph.

     The Company, in its sole discretion, may also extend the opportunity to purchase Shares to a potential investor that (a) is able to bear the economic risk of the potential investor's investment in the Shares; and (b) has such knowledge and experience (including prior investment experience) in financial and business matters so as to have the capacity to protect the potential investor's own interests in connection with a purchase of the Shares and is capable of evaluating the merits and risks of the prospective purchase of the Shares.

     The Shares may also be sold to potential investors who are purchasing in a fiduciary capacity for a person or entity satisfying the above suitability standards.

     The Company will (i) require potential investors to complete a Subscription Agreement, (ii) make or cause to be made such further inquiry as it deems appropriate, and (iii) in its sole discretion, determine which potential investors' subscriptions may be accepted by the Company.

     If the Company is incorrect in its assumptions as to the suitability of a particular potential investor, as such suitability is set forth in the representations described above, then the delivery of this Prospectus to such potential investor shall not be deemed to be an offer or the solicitation of an offer, and this Prospectus shall be immediately returned to the Company.

     The Company reserves the right to review the suitability of any person desiring to purchase the Shares and in connection with such review to waive such suitability standards as to such person as the Company, in its sole discretion, deems appropriate under applicable law. The foregoing suitability standards are minimum suitability requirements for a potential investor and the Company reserves the right to reject subscriptions for the Shares by potential investors notwithstanding compliance with such standards.

Offering By Selling Shareholders

     Each Selling Shareholder may sell its shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of the Common Shares for whom such broker-dealers may act as agents or to whom they sell as principal, or both. The current offering price is $12.00 per share; however, once our Common Stock is listed on the OTC Bulletin Board and there is a market for the shares, each Selling Shareholder may wish to sell its shares in the open market at prevailing market prices or in privately negotiated transactions.

Regulation M

     Shimoda has informed the Selling Shareholders that Regulation M promulgated under the Securities Exchange Act of 1934 may be applicable to them with respect to any purchase or sale of Shimoda's Common Stock. In general, Rule 102 under Regulation M prohibits any person connected with a distribution of Shimoda's Common Stock from directly or indirectly bidding for, or purchasing for any account in which it has a beneficial interest, any of the Common Stock or any right to purchase this stock, for a period of one business day before and after completion of its participation in the distribution.

     During any distribution period, Regulation M prohibits the Selling Shareholders and any other persons engaged in the distribution from engaging in any stabilizing bid or purchasing Shimoda's Common Stock except for the purpose of preventing or retarding a decline in the open market price of the Common Stock. None of these persons may effect any stabilizing transaction to facilitate any offering at the market. As the Selling Shareholders will be re-offering and reselling Shimoda's Common Stock at the market, Regulation M will prohibit them from effecting any stabilizing transaction in contravention of Regulation M with respect to this stock.


                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following "Management's Discussion and Analysis of Financial Condition and Results of Operations" contains forward-looking statements that involve risks and uncertainties. Shimoda's actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors" beginning on page __ and elsewhere in this Prospectus.

Current Overview

     Shimoda's management intends to actively seek additional financing and to pursue the acquisition of resource licenses and resource companies that are based in Emerging Europe. The proceeds of this offering will be used to acquire interests in a variety of resource licenses and resources companies. Shimoda's business plan is focused on acquiring near production assets in need of financial and management support.

     o The proceeds of Shimoda's April private equity financing, which amounted to $999,000 have been invested in two Eastern European mining companies, European Nickel plc and Gulf International Minerals (see below).

     Shimoda has identified a number of additional resource licenses and resource companies that it is interested in acquiring. Shimoda expects to use the proceeds of this offering in a similar manner, following its proposed operating methodology and business principles to make those acquisitions.

Current Holdings

     European Nickel plc - In April 2002, we acquired 350,000 shares of common stock in European Nickel plc ("EN"), a limited liability company registered in England. We acquired the shares for cash and in exchange for shares of our Common Stock. In the first transaction, we exchanged a total of 250,000 shares of our Common Stock (at a price of US$10 per share) for 201,650 shares and 148,350 options for shares of the common stock of EN at a strike price of GBP1 plus other intangible rights. Shortly thereafter, we exercised the options at a cost of GBP148,350 (US$218,965.95). EN is engaged in nickel mining and processing in Albania, Turkey, and the rest of the Balkan region.

     Background - The Ophiolite deposits through South Eastern Europe have numerous identified deposits of nickel laterites in countries including Turkey, Greece, Macedonia, Albania, Bosnia and Serbia. The deposits' status range from Mineable Resource through to Inferred Resources. The nickel laterites of South East Europe have not been "available" for development due to the regional politics. The nickel laterites of the region are also unique in their geological formation, which enables them to be amenable to a heap leach process that European Nickel has developed. This ability to turn known, developed deposits from sub-economic to economic projects in a region with diversified political and economic risk and to develop a large nickel production operation in the region will have significant financial benefits.
     The Caldag deposit in Western Turkey is a high-grade nickel laterite ore body that will be mined and exported through the port of Izmir to Northern Greece. The ore will then be transported to a ferronickel smelter in Macedonia and toll treated to a ferronickel product. The Caldag deposit was discovered by the Turkish Government Mining and Exploration Service, MTA (Maden Tetkik Arama). Exploration began in 1974 and was completed in 1979. The geological resource of 56 million tones at 1.28% nickel will be exploited, with a current market value in excess of US$8 billion.
     In total, the geological resource of European Nickel is 350 million tones at average grade 1.21% nickel, which will be exploited (over 50% greater than 1.4% nickel).

     Nickel production is set to start before approximately in August 2002 from Turkey.

     Gulf International Minerals - In April 2002, we acquired 450,000 shares and 450,000 warrants (18 months / C$D0.60 strike price) of shares of common stock of Gulf International Minerals ("GIM"), a Vancouver, British Colombia, Canada listed public company, in exchange for 110,000 shares of our Common Stock (at a price of US$10 per share). Also in April 2002, we acquired an additional 3,460,166 shares of common stock of GIM with warrants attached for 3,460,166 additional shares of common stock of GIM for C$1,038,050 (US$650,000), at a price per share of C$0.30 (US$0.25). GIM is engaged in gold mining and processing in Tajikistan.
     Background: Gulf International Minerals signed a Joint Venture Agreement in 1993 with the State Committee of Industrial Affairs of the Republic of Tajikistan. The agreement was negotiated to cover several known precious metal deposits in Northern Tajikistan and the concentrating facility at Kansai. All the deposits are located within the gold bearing ore fields of the Tian Shan Fold, one of the world's most prolific gold bearing rock belts running from
Kyrgystan to the east, across Northern Tajikistan and west into Uzbekistan. Gulf's geological research of the former Russian archives is revealing positive indications of 60 gold deposits, some of which are sizeable.
     GIM is currently focusing its energies on the re-commissioning of the Aprelevka deposit. Having just completed massive works necessary to put the pit into full production, the Russians only had time to extract approximately 30,000 oz of gold (after removing 9 million tons of rock overburden). This was achieved at a grade of 6gms of gold per ton of ore. They left behind a dynamic open pit gold deposit, which overnight became one of many Tajik businesses to close. It remained closed until Gulf International commenced the present work to re-commission the mine. It is calculated that with a mining cost of approximately $123 per ounce of gold recovered, this mine will be one the lowest cost gold producers in the world.
     The Burgunda / Ikkizhilon deposits are in the company's focus in Phase II of the Joint Venture partnership in Tajikistan. Early geological reports indicated a very exciting opportunity to prove up many millions oz. of gold. The Karamazar Region makes up the "Blue Sky" for Gulf International, representing a land holding of approximately 2,000 sq kilometers.

     Gold production is set to start approximately in August 2002.

Operations of Shimoda

     Shimoda's business objective is to achieve an above-average long-term return for its investors by acquiring a diversified portfolio of resource companies and resource licenses of "Emerging Europe", namely the Russian Federation ("Russia"), other former Soviet Union republics or Newly Independent States ("NIS"), and Central & Eastern Europe. The NIS is comprised of the following countries: Armenia, Azerbaijan, Belarus, Estonia, Georgia, Kazakhstan, Kyrgyzstan, Latvia, Lithuania, Moldova, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan. The Caucasus republics are defined as Armenia, Azerbaijan and Georgia. "Central & Eastern Europe" is defined as the region that includes Albania, Bulgaria, Czech Republic, Greece, Hungary, Poland, Romania, Slovakia, Slovenia, Turkey and countries of Former Yugoslavia. In order to achieve an above average long-term return, Shimoda will be guided by the following business principles:

     o To concentrate on companies engaged in the production, processing or distribution of natural resources.
     o To seek low-cost producers to mitigate against lower product prices and maximize profits on rising prices.
     o    To diversify geographically within the region and by industry sectors.
     o    To avoid dealing directly in commodities.
     o To create sector clusters, e.g. energy, precious metals, non-ferrous metals, etc.

     Shimoda will concentrate on four resources sectors: energy, precious metals, non-ferrous metals as well as industrial, paper and forest products. The relative weighting of each resource sector and region is carefully selected according to its attractiveness at any given time. Shimoda's acquisitions may be made through wholly owned subsidiaries formed in other jurisdictions that benefit from tax treaties currently in force between such jurisdictions and Emerging Europe countries. Shimoda may also invest in U.S. Dollar quoted securities issued by non-US entities, such as obligations of national governments, their agencies and instrumentalities, bank obligations, securities issued by international development agencies and shares of money market funds, as well as the listed equities or fixed-income instruments of resource companies operating in Emerging Europe. Purchases of listed equities also will be for the purpose of obtaining information or the forming of strategic relationships that advance Shimoda's business objectives.

Selection of Opportunities

     Shimoda's business strategy is to focus on the acquisition of resource licenses and resource companies, which are at or near-production, in Emerging Europe. More specifically, its strategy entails the following elements:

     o Selectively acquiring high quality, resource rich, low-cost mineral licenses and production companies.
     o Providing where necessary high quality, experienced management for project start-up and development.
     o Providing strategic financial and capital markets advice in order to increase the valuation of its holdings.

     In making decisions regarding acquisitions Shimoda proposes to apply a set of criteria to determine if a potential acquisition is suitable for it, including but not limited to, the following:

o Is the project / corporation located in a country / region with a favorable or attractive business environment?
o Is the acquisition located in a country or region with a developed / developing regulatory and compliance environment?
o    Does the project or corporation have significant upside potential?

o    Does the acquisition have favorable entry and exit terms?
o    Does the acquisition have the potential to attract future foreign capital?


Form of Acquisition

     Shimoda may acquire regional projects through one or more wholly owned special purpose subsidiaries, which it may form in one or more jurisdictions and may lend such subsidiaries funds to finance the approved acquisitions. Shimoda will set-up such special purpose companies if it is advised that the use of such subsidiaries is required by or desirable under local laws or regulations governing foreign investments in the region. Shimoda's use of such subsidiaries will be transparent for purposes of the limitations and restrictions set forth in paragraphs (a) and (b) above. Any acquisitions made through such subsidiaries will be consolidated with those of Shimoda, in order to determine the enterprise value for the purposes of calculating any management and or performance fees payable by Shimoda.

     Changes in the holdings of resource licenses and companies do not have to be made due to appreciation or depreciation in value after acquisition and or subsequent reduced diversification, or by reason of the receipt of, or subscription for, any rights, bonuses, or benefits in the nature of capital or of any acquisition or merger or arrangement for amalgamation, reconstruction or conversion or exchange or of any repayment or redemption or other reason outside Shimoda's control.

     The approach to selecting potential acquisitions emphasizes fundamental analysis of each acquisition target (rather than broader analyses of specific industries or sectors of the economy). Although Shimoda will consider historical value measures, such as price/earnings ratios, operating profit margins and liquidation values, the primary factor in selecting acquisitions will be the target's current price relative to its long-term earnings potential, or book value, whichever is appropriate. In addition, Shimoda will consider overall growth prospects, competitive positions in export markets, technologies, research and development, productivity, labor costs, raw material costs and sources, profit margins, returns on capital, capital resources, state regulation, management and other factors in comparison to other companies around the world which it believes are comparable. Selection methods are subject to change from time to time based on Shimoda's research.

     Due to the general absence of a trading market for their shares, Shimoda's acquisitions will generally be illiquid. Although these acquisitions may, in some cases, be resold in privately negotiated transactions, the prices realized from their sales could be less than those originally paid by Shimoda or less than what may be considered the fair value of their underlying securities. In addition, Shimoda may be unable to dispose of its acquisitions at current market prices and may have to dispose of them over extended periods of time. Furthermore, companies in the region in which Shimoda intends to make acquisitions, and particularly those that are not publicly traded, are not subject to the disclosure and other investor protection requirements that are generally accepted as necessary in countries with developed securities laws. If the registration of any such acquisitions are required under the securities laws of one or more jurisdictions before being resold, Shimoda may be required to bear the expenses of registration.

Not an "Investment Advisor"

     Shimoda is not an "investment advisor" under the Federal Investment Advisers Act of 1940, which classification could involve a number of negative considerations. Accordingly, Shimoda will not furnish or distribute advise, counsel, publications, writings, analysis or reports to anyone relating to the purchase or sale of any securities within the language, meaning and intent of
Section 2(a)(11) of the Investment Advisers Act of 1940, 15USC 80b2(a)(11).

Not an "Investment Company"

     Shimoda may become involved in a business opportunity through purchasing or exchanging the securities of such business. Shimoda does not intend to engage primarily in such activities and is not registered as an "investment company" under the Investment Company Act of 1940. Shimoda believes such registration is not required.

     Shimoda intends to conduct its activities to avoid becoming inadvertently classified as a transient "investment company" under the Investment Company Act of 1940, which classification would affect it adversely in a number of respects.
Section 3(a) of the Investment Company Act provides the definition of an "investment company" which excludes an entity which does not engage primarily in the business of investing, reinvesting or trading in securities, or which does not engage in the business of investing, owning, holding or trading "investment securities" (defined as "all securities other than United States government securities or securities of majority-owned subsidiaries") the value of which exceeds 40.0 percent of the value of its total assets (excluding government securities, cash or cash items). Shimoda intends to implement its business plan in a manner that will result in the availability of this exemption from the definition of "investment company." Shimoda proposes to engage solely in seeking an interest in one or more business opportunities or ventures.

     Effective January 14, 1981, the U.S. Securities and Exchange Commission adopted Rule 3a-2 which deems that an issuer is not engaged in the business of investing, re-investing, owning, holding or trading in securities for purposes of Section 3(a)(1), cited above, if, during a period of time not exceeding one year, the issuer has a bona fide intent to be engaged primarily, or as soon as reasonably possible (in any event by the termination of a one year period of time), in a business other that of investing, re-investing, owning, holding or trading in securities and such intent is evidenced by its business activities and appropriate resolution of its Board of Directors duly adopted and duly recorded in its the minute book. The Rule 3a-2 "safe harbor" may not be relied on more than a single time. Shimoda expects to have invested or committed all, or substantially all, of the proceeds of this public offering in the investigation and / or acquisition of a business opportunity acquisition within two years after completion of the offering and thereafter to not encounter the possibility of being classified as a transient investment company.

Results of Operations for the Six Month Period Ended February 28, 2002 as Compared to the Six Month Period Ended February 28, 2001

     Shimoda earned no revenues during its first six months ending February 28, 2002 and 2001. General and administrative expenses increased to $1,603 during the period ending February 28, 2002, compared to $0 during the six months ended February 28, 2001. The increase in operating expenses in 2002 as compared to 2001 primarily reflects the costs associated with ongoing reporting to the SEC and the costs associated with a private equity financing. Operating costs are expected to exceed revenue in the foreseeable future as a result of our SEC reporting obligations and our efforts to finance and rollout our business plan. For the six months ended February 28, 2002, our consolidated net loss was $1,653 as compared to a consolidated net gain of $0 for the six months ended February 28, 2001.

Liquidity and Capital Resources

     We had net cash of $531 at February 28, 2002 as compared to net cash of $6,629 as of February 28, 2001. We had a net working capital deficit (i.e. the difference between current assets and current liabilities) of ($246) at February 28, 2002 as compared to a working capital surplus of $6,629 at February 28, 2001. Cash flow utilized for operating activities was $875 for the six months ended February 28, 2002 as compared to cash utilized for operating activities of $729 during the six months ended February 28, 2001. The increase of cash utilized in operating activities is due to the costs associated with maintaining our status with the SEC and the costs associated with a private financing. Cash provided by financing activities was $17,738 during the six months ended
February 28, 2002 as compared to cash provided by financing activities of $0 during the six months ended February 28, 2001. For the six months ended February 28, 2002, our capital needs have primarily been met from Additional Paid-in Capital provided by two affiliated companies, Shimoda Capital Advisors Limited and Shimoda Capital (USA), Inc.

     Subsequent Event: In April 2002, Shimoda issued 111,000 shares of its Common Stock pursuant to an offering under Regulation S of the Securities Act of 1933 at a price of $9.00 per share.

     Shimoda will need to obtain an additional $1,000,000 in operating capital to permit continuing operations through its Fiscal Year-end of August 31, 2002. We cannot assure that we will obtain the additional working capital that we need.

     Shimoda will have additional capital requirements during Fiscal-Year 2002 as it develops the business model. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We currently continue to incur operating deficits, which are expected to continue until our business model is fully developed. We are currently incurring operating deficits, which are expected to continue until Fiscal 2003.

Results of Operations for Fiscal Year Ended August 31, 2001 as Compared to Fiscal Year Ended August 31, 2000

     Shimoda had no Revenue during Fiscal Years 2001 and 2000. Operating and administrative expenses increased by $8,260 during the twelve months ended August 31, 2001 to $11,086 from $2,466 in the prior year. The substantial increase in operating expenses in 2001 as compared to 2000 primarily reflects the costs of maintaining Shimoda's status with the SEC. Operating costs are expected to exceed revenue in the foreseeable future as we (1) raise capital and
(2) execute the business plan. For the twelve months ended August 31, 2001, our consolidated net loss was $10,971 as compared to a consolidated net loss of $2,253 for the twelve months ended August 31, 2000.

Liquidity and Capital Resources

     We had net cash of $15 at August 31, 2001 as compared to net cash of $7,359 as of August 31, 2000. We had a net working capital surplus (i.e. the difference between current assets and current liabilities) of $15 at August 31, 2001 as compared to a working capital surplus of $6,571 at August 31, 2000. Cash flow used for operating activities increased from $2,641 during the twelve months ended August 31, 2000 to $11,759 during the twelve months ended August 31, 2001. The substantial increase in cash flow utilized for operating activities in 2001 as compared to 2000 is due to costs associated with our SEC reporting obligations. Cash provided by financing activities decreased from $10,000 during the twelve months ended August 31, 2000 to $4,415 during the twelve months ended August 31, 2001. Since 1989, our capital needs have primarily been met from management and / or significant shareholders.

     We will have additional capital requirements during Fiscal-Year 2002 if we continue with our plan of acquisition and incubation of new companies and projects. We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all.


                             DESCRIPTION OF BUSINESS

General

     Shimoda Resources Holdings, Inc. (the "Shimoda"), is a resources-focused business that was formed in the State of Nevada on February 23, 1973, (formerly El Plata Mining Corporation and ElPlata Corporation), and is currently quoted on the OTC Bulletin Board in the USA (Ticker symbol "SHRH"). Shimoda. intends to acquire a diversified portfolio of interests in resource companies and resource licenses of "Emerging Europe", namely the Russian Federation ("Russia"), other former Soviet Union republics or Newly Independent States ("NIS), and Central & Eastern Europe. Acquisitions by Shimoda may be made through wholly owned subsidiaries formed in other jurisdictions that benefit from the double tax treaty currently in force between many "Emerging Europe" countries and such jurisdictions.

Shimoda History

     El Plata Mining Corporation ("El Plata Mining") was incorporated under the laws of the State of Nevada on February 23, 1973 and restated its Articles of Incorporation on September 30, 1999, changing its name to ElPlata Corporation ("ElPlata"). Its original authorized share capital consisted of 20,000,000 shares of Common Stock of $0.05 par value per share. El Plata Mining originally issued 20,000 shares of Common Stock for $0.05 per share. The September 30, 1999 restatement changed its authorized number of shares from 20,000,000 to 100,000,000 and changed the stated par value per share from $0.05 per share to $0.001 per share.

     El Plata Mining's initial activities were to have quiet and exclusive possession of the un-patented lode mining claims on certain property located in Elko County, Nevada, together with a right to examine, sample, drill, develop, mine, export, process and market from the claims all of the metal ores, minerals and materials of whatever nature or sort, except oil and gas. These efforts were unsuccessful and were abandoned prior to August 31, 1989, at which time El Plata Mining became dormant.

     El Plata Mining has had no operations, assets or liabilities since its fiscal year ended August 31, 1990. In September 1999, ElPlata sold 4,000,000 shares of Common Stock to Mr. Glenn A. Little, its then new President pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended, for US$10,000 cash. These funds were used to pay various administrative operating expenses of ElPlata through the period ended November 2000.

     Effective March 16, 2001, Mr. Glenn A. Little resigned as President of ElPlata Corporation. Mr. David J. Mapley assumed Mr. Little's duties as President. In addition, effective March 16, 2001, Mr. David J. Mapley and Mr. John Vornle were appointed to the Board of Directors of ElPlata Corporation. ElPlata Corporation changed its name to Shimoda Resources Holdings, Inc. effective April 17th. 2001 and was granted a new ticker symbol "SHDA" by the NASD. Mr. David Mapley subsequently purchased 4,000,000 shares of Common Stock from Mr. Glenn Little in August 2001, pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933. Effective September 4, 2001, the issued share capital was reverse split 1 for 30 into 166,893 shares of Common Stock, and was granted a new ticker symbol "SHRH" by the NASD. 133,334 shares of Common Stock are owned by Mr. David J. Mapley, Director and President of Shimoda, in Trust. Effective August 10, 2001, Mr. Jonathan Morley-Kirk and Mr. Graham Johnson were appointed to the Board of Directors of Shimoda Resources Holdings, Inc., and Mr. Peter Lazaro was appointed Secretary and Treasurer. Mr. Glenn Little resigned from the Board of Directors at that time. Ron Beveridge was appointed to the Board on May 15, 2002.

     On September 1, 2001, Shimoda Capital (USA), Inc. ("SCUSA") was appointed as Administrative Services provider. As such, SCUSA will provide all necessary administrative services including accounting and office space.

     On April 13, 2002, we acquired shareholdings in European Nickel plc and Gulf International Minerals for cash and exchange for shares of our Common Stock.

Business Objectives

     Our business objective is to achieve an above-average return for its shareholders through capital appreciation by actively acquiring and managing a portfolio of resource licenses and companies located in Emerging Europe, namely the Russian Federation, other former Soviet Union republics or Newly Independent States (NIS), and countries of Central & Eastern Europe. The NIS is comprised of the following countries: Armenia, Azerbaijan, Belarus, Estonia, Georgia, Kazakstan, Kyrgyzstan, Latvia, Lithuania, Moldova, Tajikistan, Turkmenistan, Ukraine, and Uzbekistan. Armenia, Azerbaijan and Georgia make up the Caucasus republics. Albania, Bulgaria, Czech Republic, Greece, Hungary, Poland, Romania, Slovakia, Slovenia, Turkey and countries of Former Yugoslavia make up "Central & Eastern Europe".

Business Strategy and Policies

     Our policy, under normal market circumstances, is to allocate substantially part or all of our assets in Emerging Europe resource licenses and resource companies, whether unlisted, or listed on a recognized securities exchange, whether in the country where such securities were issued or elsewhere. Shimoda may also, for cash management purposes, invest in US Dollar and local-currency denominated instruments issued by non-US entities, such as the obligations of national governments, their agencies, and shares of money market funds, as well as the listed equities or fixed-income instruments of resource companies operating in Emerging Europe. Such purchases of listed equities will be for the purpose of obtaining information or the forming of strategic relationships that advance Shimoda's business objective.

     Our  business  strategy  is to focus on the  acquisition  of  licenses  and
companies,   which  are  at  or   near-production,   in  Emerging  Europe.  More
specifically, Shimoda's strategy entails the following elements:

     o Selectively acquiring high quality, resource rich, low-cost mineral licenses and production companies.
     o Providing where necessary high quality, experienced management for project start-up and development.
     o Providing strategic financial and capital markets advice in order to increase the valuation of its holdings.

     In making decisions regarding acquisitions Shimoda will apply a set of criteria to determine if a potential acquisition is suitable, including but not limited to, the following:

     o Is the project or corporation located in a country or region with a favorable economic and business environment?
     o Is the project located in a country or region with a developed regulatory and compliance environment?
     o    Does the project or corporation have significant upside potential?
     o    Does the project have favorable entry and exit terms?
     o Does the project have the potential to attract future foreign capital?

     With the approval of the Board of Directors, Shimoda will be authorized to modify any of the foregoing business policies at any time and from time to time in response to changes in the market and economic conditions in the Emerging Europe region.

Business Opportunities

     We believe that the Emerging Europe region has a favorable risk/return profile, particularly over the medium to long term. Assets in the region are perceived by management to be undervalued in part because of misunderstood risk, in part because of depressed world commodity prices, and in part because foreign investment in the region has until now focused almost exclusively on the oil and gas sector. Foreign direct investment in the region has been relatively modest to date. The global playing field for natural resources producers is more favorable than it has ever been since the booming 1970's due to the following factors:

     o Commodities recovering from record low levels (in real terms) reached in 1993.
     o World in a long-term phase of economic recovery and growth aided by pent-up demand from regional recessions.
     o Technical advances and improved management techniques have significantly lowered the cost of production.
     o Increased demand for natural resources is building due to the widening industrialization and infrastructure development of emerging economies.

     In sum, the Emerging Europe region provides vast opportunities to deploy the strategy described above: acquiring licenses of inactive state-owned resource companies; developing the many known and explored deposits into start-up mines; renovating and upgrading production facilities.

Business Restrictions

     We may acquire regional projects through one or more wholly-owned special purpose subsidiaries, which it may form in one or more jurisdictions and may lend such subsidiaries funds to finance said acquisitions. Shimoda will set-up such special purpose companies if it considers that the use of such subsidiaries is required by or desirable under local laws or regulations governing foreign investments in the region. Shimoda's use of such subsidiaries will be transparent for purposes of the limitations and restrictions set forth in paragraphs (a) and (b) above. Any acquisitions made through such subsidiaries will be consolidated with those of Shimoda, in order to determine the enterprise value for the purposes of calculating any management and or performance fees payable by Shimoda.

     Changes in the holdings of resource licenses and companies do not have to be made due to appreciation or depreciation in value after acquisition and or subsequent reduced diversification, or by reason of the receipt of, or subscription for, any rights, bonuses, or benefits in the nature of capital or of any acquisition or merger or arrangement for amalgamation, reconstruction or conversion or exchange or of any repayment or redemption or other reason outside Shimoda's control.

     Our approach to selecting potential acquisitions will emphasize fundamental corporation-by-corporation analysis (rather than broader analyses of specific industries or sectors of the economy). Although Shimoda will consider historical value measures, such as price/earnings ratios, operating profit margins and liquidation values, the primary factor in selecting acquisitions for Shimoda will be the target's current price or value relative to its long-term earnings potential, or real book value, whichever is appropriate. In addition, Shimoda will consider overall growth prospects, competitive positions in export markets, technologies, research and development, productivity, labor costs, raw material costs and sources, profit margins, returns, capital resources, state regulation, management and other factors in comparison to other companies around the world which it believes are comparable. Selection methods are subject to change from time to time based on Shimoda's research and external market factors.

     Due to the general absence of a trading market for the shares of Shimoda's potential acquisitions, such shares could be less liquid than other publicly traded securities. Although the shares of acquisitions may, in some cases, be resold in privately negotiated transactions, the prices realized from their sales could be less than those originally paid by Shimoda or less than what may be considered the fair value of said securities. In addition, Shimoda may be unable to dispose of its acquisitions at current market prices and may have to dispose of such securities over extended periods of time. Further, companies in the region, and particularly those that are not publicly traded, are not subject to the disclosure and other investor protection requirements that are generally accepted as necessary in countries with developed securities laws. If such acquisitions are required to be registered under the securities laws of one or more jurisdictions before being resold, Shimoda may be required to bear the expenses of registration.

Licensing and Registration

     Currently, evidence of legal title of acquisitions in Emerging Europe is generally maintained in "book-entry" form. In order to be recognized as the registered owner of a license or a corporation's shares, a licensee, purchaser or a licensee/purchaser's representative must often physically travel to such licensor's office, or corporation's registrar and open an account with the registrar (which, in certain cases, requires the payment of an account opening fee). For corporation shares, each time thereafter that the purchaser purchases additional shares of the subject corporation, the purchaser's representative must present to the registrar powers of attorney from the purchaser and the seller of such shares, along with evidence of such purchase, at which time the registrar will debit such purchased shares from the seller's account maintained on the register and credit such purchased shares to the purchaser's account maintained on the register.

     The role of a corporation's registrar in the registration process is crucial. Registrars are not subject to effective government supervision and it may be possible for Shimoda to lose its registration through fraud, negligence or mere oversight. Furthermore, while companies with more than 1,000 shareholders are required (under Russian law) to maintain independent registrars that meet certain statutory criteria, in practice, this regulation has not been strictly enforced. Because of this lack of independence, management of a subject corporation can potentially exert significant influence over the make-up of such corporation's shareholders. If a registrar were to suffer a fire or other catastrophe the consequences of which were to be the destruction or mutilation of the register, the corporation's holdings of the relevant shares of the related corporation could be substantially impaired or, in certain cases, erased. The registrars do not maintain insurance against such occurrences, nor are they likely to have assets sufficient to compensate Shimoda as a result thereof. While the registrar and the subject corporation may be legally obligated to remedy such loss, there is no guarantee that either of them would do so, nor is there any guarantee that Shimoda would be able to successfully bring a claim against them as a result of such loss.


Borrowing

     We will generally not employ leverage to purchase assets. However, Shimoda may borrow money for temporary or emergency purposes (including, for example, clearance of transactions, acquisition of holdings in other companies) in an amount not exceeding 15 percent of the value of its total assets (including the amount borrowed), and may borrow money in connection with repurchases of its shares or tender offers or to pay dividends or distributions required for tax purposes in an amount up to one-third of the value of its total assets (including the amount borrowed). Shimoda will not purchase assets during any period when borrowings exceed 15 percent of its total assets.

Description Of Property

     We have no property and currently maintains a resident agent at CHQ Incorporated, 1555 Flamingo Road, Suite 155, Las Vegas, Nevada 89119 and maintains a mailing address at the offices of its Administrative Services provider, Shimoda Capital (USA), Inc. at 15 River Road, Suite 230, Wilton, Connecticut 06897. Shimoda's telephone number there is (203) 563-9430 and its fax number is 203-563-9832. Other than its Resident Agent's office and the mailing address, Shimoda does not maintain any other office facilities at present. The Administrative Services Agreement, which was signed on October 1, 2001, calls for Shimoda Capital (USA), Inc. to provide general management and administrative services to Shimoda, including a mailing address and accounting support.

Employees

     One. See "Executive Compensation".

Legal Proceedings

     We are not a party to any pending legal proceedings, and no such proceedings are known to be contemplated.

                                   MANAGEMENT

Directors, Executive Officers And Key Consultants

     The following lists Shimoda's executive officers and directors.

         Name                            Age        Position
         ----                            ---        --------

         David J. Mapley                 42         Chief  Executive  Officer  &
                                                    President,  Director (member
                                                    of the Audit,  Finance,  and
                                                    Mergers   and   Acquisitions
                                                    Committees)

         Peter Lazaro                    47         Chief   Financial   Officer,
                                                    Secretary and Treasurer

         Graham Johnson                  42         Director   (member   of  the
                                                    Compensation Committee)

         Jonathan C.R. Morley-Kirk       40         Director   (member   of  the
                                                    Audit,   Compensation,   and
                                                    Mergers   and   Acquisitions
                                                    Committees)

         John Vornle                     43         Chairman  of  the  Board  of
                                                    Directors   (member  of  the
                                                    Audit,              Finance,
                                                    Compensation,   and  Mergers
                                                    and Acquisitions Committees)

         Ron Beveridge                   64         Director


     David J. Mapley - Mr. Mapley has been the Chief Executive Officer, President, and a director of Shimoda since March 16, 2001. Mr. Mapley is also a director and co-founder of Shimoda Capital Advisors Limited, the Business Manager, and the Managing Director of the Shimoda Group, a business management group based in the Cayman Islands. The Shimoda Group has been active in Emerging Europe since the early 1990's, and manages Shimoda Resources Limited, a Cyprus-listed Emerging European resources company. Previously (1990-95) Mr. Mapley was Head of Capital Markets -Trading, then -Sales, for National Westminster Bank (Tokyo and Hong Kong). From 1986 to 1989, Mr. Mapley was Head of Derivatives for Canadian Imperial Bank of Commerce in Sydney, London and Tokyo. He holds a Masters of Business Administration degree from the University of Chicago, a M.Sc. and B.Sc. (Econ.) from the London School of Economics, and is a past author of Swaps Chapters in the Euromoney International Finance Yearbook.

     Peter Lazaro - Mr. Lazaro has been the Cief Financial Officer, Secretary and Treasurer of Shimoda since August 7, 2001. He is also Secretary of American Safehouse, Inc., a private Nevada security technology corporation. He has held successive senior positions in large U.S. finance houses, as well as in entrepreneurial ventures. He is a former Managing Director of a Moscow based brokerage and fund management company, and was formerly the Treasurer of a prominent Russian Bank. Mr. Lazaro holds a BS in Business Administration form California State University and a Master of International Management from the American Graduate School for International Management.

     Graham Johnson - Mr. Johnson has been a director of Shimoda since August 10, 2001. Mr. Johnson is Managing Director and founder of Continental Capital Markets S.A., a leading Polish, Russian and Hungarian debt brokerage house based in Switzerland. Prior to running Continental Capital Markets S.A., Mr. Johnson was a director/manager of several financial intermediaries were he was active in arranging interest-rate and currency derivative hedge instruments. Mr. Johnson was previously an Institutional Salesman and Trader in UK Gilts at several UK stockbrokers in the late 1970's to late 1980's.

     Jonathan C.R. Morley-Kirk - Mr. Morley-Kirk has been a director of Shimoda since August 10, 2001. Mr. Morley-Kirk is a director of Continental Capital
Management Limited, a Jersey-based investment management corporation, specializing in emerging market investments. Mr. Morley-Kirk holds a number of non-executive directorships that include Obelisk International Trust Corporation (Guernsey) Ltd., which provides trust and corporate administration services, and Financial Trading and Consultancy Ltd., which is an institutional brokerage corporation with branches in London, New York, and Zurich. Prior to moving to Jersey in 1995, Mr. Morley-Kirk was a director of SG Warburg Securities Ltd. in London where he was in charge of emerging markets bond trading. Previously Mr. Morley-Kirk was a director of the Midland Bank Plc Developing Countries Division, which managed the Group's exposure of GBP13 billion to emerging countries.

     John Vornle - Mr. Vornle has been the Chairman of the Board of Directors of Shimoda since March 16, 2001. Mr. Vornle is a Director of Long Term Capital Company (since 1992), Grupo NM, S.A. (since 1995), and Strategic Monitored Services, Inc. (since 1996). He is the former Chief Underwriter for Continental Insurance's financial guarantee program. Mr. Vornle managed several different insurance products and new product development at Continental Insurance (1985 -
1992), and was a director of several insurance companies and insurance and investment related organizations. He was previously a commercial banker at European American Bank. He received his Bachelor of Arts from Colgate University and a Master of Business Administration degree from New York University's Graduate School of Business. Mr. Vornle is fluent in French and German.

     Ron Beveridge - Mr. Beveridge was appointed a Director of Shimoda on May 15, 2002. He brings to the Board a solid background and significant experience in the steel sector. After working with Japanese trading companies in the early 1960's, Mr. Beveridge has held successively senior positions in the steel industry, principally at BHP and its affiliate companies. He has been responsible for sales, marketing and trading of steel imports and steel making raw materials through Europe and Asia and is currently serving as a consultant in the Black Sea Economic Region. Mr. Beveridge attended Wellington College, Wellington, New Zealand and Victoria University in Australia. He was recently made a Freeman of The City of London, as a member of the Ancient Order of Fuellers.


Key Consultants

     We have certain consultants who are listed below:

     Nigel Harper - Mr. Harper is a Senior Advisor, based in London. He is a Managing Director of Eco-Tec (Int'l.) Limited, specializing in oil & gas production and export out of the region. He is an OPEC-registered trader and transporter of oil, with extensive experience of Russian and Azeri transshipment. Mr. Harper is also and advisor to the Shimoda-Beta Oil Fund, a Crude Oil futures investment fund.

     George Mgaloblishvili - Mr. Mgaloblishvilli is a Project Advisor, based in Tbilisi. He is a former advisor to various Ministries of the Georgian Government. Previously, he was Manager & Investor, Bolnisi Gold NL. in Republic of Georgia (listed on the Australian Stock Exchange) and Business Development Manager in Armenia for Georgian oil & natural resources company.

     Tim Peara - Mr. Peara is a Business Developer and Energy Financier who has contributed significantly to the growth and strategy of major players in finance and industry (Lehman Brothers, GE Capital, Bechtel, United Technologies). He has hands-on expertise in investment and trading across a wide range of financial instruments and has been active in Central and Eastern Europe since 1995. Focused on developing oil, gas and power infrastructure. Mr. Peara served as Senior Vice President of UT Energy Holdings International - a pipeline and power plant development company - where he was responsible for business development in Europe, Middle East and Africa (EMEA). He also completed a 7-month posting to UTEHI's California peaking power plant project - CalPeak - where he was responsible for risk assessment, structuring and analytics. Previously, Mr. Peara served the GE Capital/Bechtel joint venture pipeline company PSG International as Vice President and Director of Acquisitions from 1998-2000. In 1997/98 Mr. Peara worked for Koch Industries, focusing on oil & gas acquisition opportunities in the Former Soviet Union. He was previously at Lehman Brothers for six years as fixed income strategist and emerging markets debt trader. Mr. Peara started his career at Prudential Securities filling a number of roles, including that of mortgage- and asset-backed security strategist. Mr. Peara earned an MBA from the University of Chicago and a BA from Wesleyan University.

     George Curtis - Mr. Curtis the Chief Geological Advisor to the Corporation, with over 30 years experience. He was previously chief senior geologist overseeing planning, implementation and interpretation of exploration programs in Africa, South America and Micronesia with a number of major mining companies. He has had major involvement with volcanic gold-skarn projects.

     Bruce Barnfield - Mr. Barnfield is a director of Shimoda Capital Advisors [UK] Ltd. and runs Shimoda's London representative office. Mr. Barnfield is currently focused on Eastern Europe listings on the London stock market. He trained as an investment analyst, and specialized in engineering and aerospace stocks for 8 years before moving to international sales and fund management. He later bought control of a London-based specialist dealing and research broker. He expanded the firm's operations and returned it to profitability, before successfully merging its operations with a larger European broking firm. More recently Mr. Barnfield has represented a German financial consultancy in the UK and advised on the establishing and financing of a London investment bank, for whom he has traveled in the Balkans and Central Asia.


Board of Directors and Committees

     Our Bylaws provides for no less than two and not more than ten members on the Board of Directors. By resolution, the current number is set at five.

     Also, under our Bylaws, the Board of Directors may appoint an Executive Committee (of at least two and no more than seven members, with the President required as one of the members). Our Board may also create other committees from time to time consisting of at least two members and be charged with powers and duties prescribed by the Board. Board resolutions have been adopted creating the following committees: Audit Committee, Compensation Committee, Finance Committee and a Mergers and Acquisition Committee. Except for specific matters outlined in our Bylaws that need Board approval, the Executive Committee may exercise all other Board powers.

     The Compensation Committee considers and recommends payroll expenditures, salaries, stock options, stock incentive and bonus proposals for our employees, subject to approval of the full Board of Directors. The Audit Committee is authorized by the Board of Directors to review, with Shimoda's independent accountants, the annual financial statements of Shimoda prior to publication, and to review the work of, and approve non-audit services performed by, such independent accountants. The Audit Committee makes annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee also reviews the effectiveness of the financial and accounting functions and the organization, operation and management of Shimoda. The Finance Committee has responsibility for Shimoda's capital structure and its cost of capital. It is responsible for all debt and equity financing activities and for monitoring compliance with all contractual financing covenants. The Mergers & Acquisitions Committee is responsible for all activities that involver mergers, acquisitions or other business combinations, including oversight of the activities of the Business Manager.

Limitation of Liability and Indemnification

     Shimoda  intends to amend its  Articles of  Incorporation  in the future to eliminate a director's personal liability to us and our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care" as allowed by the Nevada General Corporation Law. This provision will not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

     The effect of this provision in Shimoda's Articles of Incorporation is to eliminate the rights of Shimoda and its stockholders (through stockholder's derivative suits on behalf of Shimoda) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of Shimoda or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, Shimoda's Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. The Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. Shimoda's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

     Shimoda intends to enter into agreements to indemnify its directors and officers, in addition to the indemnification provided for in our Bylaws. These agreements, among other things, indemnify Shimoda's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of Shimoda, arising out of such person's services as a director or officer of Shimoda, any subsidiary of Shimoda or any other company or enterprise to which the person provides services at the request of Shimoda. Shimoda believes that these provisions and agreements are necessary to attract and retain qualified directors and officers.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling Shimoda pursuant to the foregoing provisions, Shimoda has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Director Fees

     Board members will be paid a $12,000 annual fee for their services as Directors. They will also be reimbursed for out of pockets expenses that result from them attending Board meetings.

                             EXECUTIVE COMPENSATION

     Under our Bylaws, our Board may employ a General Manager ("Manager") who serves as the Chief Operating Officer to manage Shimoda's day-to-day business affairs and operations under Board direction.

     On February 27, 2002, we retained Shimoda Capital Advisors Limited as the Business Manager, a limited liability company organized under the laws of the Cayman Islands by David J. Mapley, our CEO and President. In discharging its responsibilities to us, the Business Manager is obligated to use its best efforts, judgment and facilities.

     Under our agreement with the Business Manager, the Business Manager is responsible for the management of our operations including the acquisition of business opportunities and assets within our business objectives and that fall within our acquisition policies and guidelines. The Business Manager is also empowered to dispose of business interests and assets consistent with Shimoda's business objectives, policies and guidelines.

     Except for the President and the Chief Financial Officer, executive and other human resources (including key employees, industry analysts and professional advisors) necessary to conduct our operations will be furnished by or through the Business Manager.

     Our agreement with the Business Manager ends on February 23, 2007, and renews automatically for additional consecutive five-year extensions. Either we or the Business Manager could end the agreement before it is extended. To do so, either we or the Business Manager is required to give to the other party written notice of the agreement's termination at least 90 days before February 23, 2007.

     For services rendered, we will pay the Business Manager the following compensation annually in US dollars:

o    A management fee equal to 1.5 percent of our company's net asset value;
o A performance fee equal to 15 percent of the appreciation of the company's net asset value; and
o Reimbursement of out of pocket expenses reasonably incurred in the performance of the management services.

     The management fee will be paid monthly in advance. The performance fee will be paid quarterly, in arrears, and only to the extent there has been appreciation over the prior quarter's valuation of Shimoda's net assets.

     We will also pay professional fees and costs of industry analysts and other professionals supplied by or through the Business Manager to provide services to Shimoda.

     No compensation was paid to any executive officer in 1999, 2000 and 2001. Mr. Little resigned as President on March 16, 2001 and as Director on August 10, 2001. Mr. Mapley was elected as President and Director on March 16, 2001. Mr. Lazaro was appointed CFO, Treasurer and Secretary on August 7, 2001.

     Mr. Mapley will be devoting more than 50% of his full time to the affairs and business of our company. For his services as President, he will be paid a base salary of up to $120,000 annually beginning at the successful closing of this offering. Mr. Lazaro will devote substantially all of his time to the affairs and operations of Shimoda. For his services he will be paid a base salary of up to $120,000 annually by Shimoda, beginning at the successful closing of this offering.

     The Board has not adopted any stock option or purchase plan, and may do so in the future pursuant to which officers, directors, key employees and consultants may be eligible participants.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

General

     The following table lists the security ownership of management and stockholders of Shimoda who beneficially own 5 percent or more of the outstanding stock of Shimoda and their respective holdings of Common Stock in Shimoda as of June 21, 2002.


                                                      Percentage of Ownership
                                                      -----------------------

       Name and Address              Number of        Before            After
        of Stockholder             Shares Owned     Offering(1)      Offering(2)
--------------------------------------------------------------------------------

David J. Mapley, in Trust             135,549          25.0%             2.5%

c/o Ueda Capital Limited,
69 Jennet Street, George Town,
Grand Cayman, BWI

Peter Lazaro                           - 0 -           - 0 -            - 0 -
15 River Road, Suit 230
Wilton, Connecticut  06877

Graham Johnson                         - 0 -           - 0 -            - 0 -
8 Avenue Reverdil
Nyon, Switzerland

Jonathan C.R. Morley-Kirk              - 0 -           - 0 -            - 0 -
Pigneaux Farmhouse, Princes Tower
Road, St. Saviour, Jersey, Channel
Islands

John Vornle                            - 0 -           - 0 -            - 0 -
2 Mystic Lane
Westport, Connecticut

Ron Beveridge                          - 0 -           - 0 -            - 0 -
3 Merewood Close
Bromley,  Kent  BR1 2AN.
ENGLAND.

Shimoda Resources Limitd.(3)          261,000           48.4             2.0%
206 Makarios Avenue
Limassol
Cyprus

Lombard Odier Invest-Eastern          111,000           20.6             4.7%
   Europe Fund
39 Allee Scheffer
L-250 Luxembourg

All directors and officers as a
   group (6)                          135,549          25.0%             2.5%

(1) 111,000 shares were sold by Shimoda pursuant to a private placement under Regulation S of the Securities Act of 1933, as amended, dated October 29, 2001.

(2) Assumes the issuance of 5,000,000 shares of the Shimoda's Common Stock pursuant to this offering.

(3) Includes 1.421 common shares and 974 common shares owned by Shimoda Capital Advisors, Ltd. and Shimoda Capital (U.S.A.), Inc., both of which Mr. Mapley is an Officer, Director and Principal shareholder.

(4) David J. Mapley, CEO and President of Shimoda, is the founder and manager of Shimoda Resources Limited.

Compliance with Section 16(a) of the Exchange Act

     Section 16(a) of the Securities Exchange Act of 1934 as amended (the "Exchange Act") requires Shimoda's officers and directors, and persons who own more than ten percent of its Common Stock to file reports of ownership and changes of ownership with the Securities and Exchange Commission. Such persons are also required to furnish Shimoda with copies of all Section 16(a) forms they file. Due to the recent change in management of the Company, the initial forms required were not filed in a timely manner.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective March 16, 2001, Mr. Glenn A. Little resigned as President of Elplata Corporation. Mr. David J. Mapley assumed Mr. Little's duties as President. Mr. Little remained as a Director and Treasurer until his resignation on August 10, 2001. In August 2001, Mr. David J. Mapley, Director and President of Shimoda, acquired 4,000,000 shares of Common Stock, in Trust, representing 80 percent of its then outstanding shares, from Mr. Glenn A. Little.

     In April 2002, Shimoda acquired interests in the two resource companies from Shimoda Resources, Ltd. ("SRL"). SRL is a Cyprus-based investment company of which David J. Mapley, Chief Executive Officer and President of Shimoda, is the founder and manager. The purchases were as follows:

     (a) Shimoda purchased from SRL 201,750 ordinary 1 pence shares and warrants to purchase 148,350 ordinary 1 pence shares of European Nickel plc ("EN") at GBP1 per share.

     (b) Shimoda purchased from SRL 450,000 shares and 450,000 warrants (18 months/exercise price CD 0.60 per share) of Gulf International Minerals, Ltd. ("GIM") Common Stock

     (c) Also in April, Shimoda purchased from SRL entitlements to 3,460,166 units of GIM (@CD 0.30). Each unit consists of one share of GIM and one warrant (24 month / exercise price CD 0.40 per share) of GIM

          In exchange for a), b) and c) above, Shimoda issued 261,000 shares of Common Stock to SRL.

     (d) Also in April 2002, Shimoda exercised the entitlements to 3,460,166 units of GIM for US$650,000 and exercised 148,350 options in EN for US$218,965.95.


                            DESCRIPTION OF SECURITIES

General

     Shimoda's authorized capital stock consists of 100,000,000 shares of Common Stock, par value $.001 per share, of which 541,108 shares are presently issued and outstanding.

Common Stock

     All outstanding shares of Common Stock are, and the shares to be issued as contemplated herein will be, fully paid and non-assessable. As a class, holders of the Common Stock are entitled to one vote per share in all matters to be voted upon by the stockholders. Holders of Common Stock are entitled to receive such dividends when and as declared by the Board of Directors out of the surplus or net profits of the Company legally available therefore, equally, on a share for share basis. Shimoda does not anticipate paying dividends in the near future. In the event of a liquidation, dissolution or winding-up of Shimoda, the holders of Common Stock are entitled to share equally, on a share for share basis, in all assets remaining after payment of liabilities, subject to the prior distribution rights of any other classes or series of capital stock then outstanding. The Common Stock has no preemptive rights and is neither redeemable nor convertible, and there are no sinking fund provisions. As of May 31, 2002 Shimoda's 541,108 shares of Common Stock outstanding were held by approximately 436 stockholders of record.


     Prior to the offering, there has been no public market for Shimoda's shares.

     Purchasers of the shares offered hereby may be required to pay stamp taxes and other charges in accordance with the laws and practices of the country of purchase, in addition to the offering price set forth on the cover page hereof.

Dividend Policy

     Shimoda has not declared or paid any cash dividends and does not intend to pay cash dividends in the near future on the shares of Common Stock. Cash dividends, if any, that may be paid in the future to holders of Common Stock will be payable when, as and if declared by our Board of Directors, based upon the Board's assessment of our financial condition, its earnings, its need for funds, whether any Preferred Stock is outstanding, to the extent the Preferred Stock has a prior claim to dividends, and other factors including any applicable laws. We are not currently a party to any agreement restricting the payment of dividends.

Transfer Agent and Registrar

     General Securities Transfer Agency, Inc. in Albuquerque, New Mexico is our Transfer Agent and Registrar.

                                  LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered by this Prospectus will be passed upon for us by the Law Offices of William B. Barnett, Sherman Oaks, California.


                                     EXPERTS

     The financial statements as of and for the twelve month periods ending August 31, 2001 and August 31, 2000 are included in this Prospectus and Registration Statement in reliance on the report of Stonefield Josephson, Inc. independent certified accountants, given on the authority of said firm as experts in auditing and accounting.

                                    GLOSSARY

Commission          The Securities and Exchange Commission
FCC                 The Federal Communications Commission
GATT                General Agreement on Trade and Tariffs Treaty
NASD                The National Association of Securities Dealers
NASDAQ              he National  Automated  Dealer Quotation System operated by the NASDAQ Stock Market, Inc.
NASDAQ Small        An  interdealer   quotation  system  for  smaller  companies
Cap Market          operated by NASDAQ
Offering            The   offering   of  shares  by  Shimoda   and  the  Selling
                    Shareholder  under this Prospectus and registered  under our
                    Registration Statement
Prospectus          This document
Registration        Our  registration  statement on the Form SB-2 filed with the
Statement           SEC  as of the  date  of  this  Prospectus,  which  includes exhibits and other  information that is not included in this
                    Prospectus
SEC                 The Securities and Exchange Commission
Securities Act      The Securities Act of 1933, as amended
Transfer Agent      General Securities Transfer Agency, Inc.
USPTO               The United States Patent and Trademark Office
"We", "Us", "Our"   Shimoda Resources Holdings, Inc.


                             ADDITIONAL INFORMATION

     Shimoda has filed a registration statement on Form SB-2 (the "Registration Statement") with the Commission under the Securities Act in respect of the Common Stock offered hereby. This Prospectus omits certain information contained in the Registration Statement as permitted by the rules and regulations of the Commission. For further information with respect to Shimoda and the Common Stock offered hereby, reference is made to the Registration Statement, including the exhibits thereto, and Financial Statements and Notes thereto filed as a part thereof. All material provisions of all documents are summarized in this Prospectus. Copies of the Registration Statement, including all exhibits and schedules thereto, may be inspected without charge at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of such material can be obtained from the Public Reference Section of the Commission upon payment of certain fees prescribed by the Commission. The Commission's Internet address is www.sec.gov.

     We intend to furnish our stockholders with annual reports containing audited financial statements certified by our independent accountants and quarterly reports for the first three quarters of each fiscal year containing unaudited financial information.

No person is authorized to give any information or
to  make  any  representation   other  than  those
contained  in this  prospectus,  and if made  such
information or  representation  must not be relied
upon as  having  been  given or  authorized.  This
prospectus does not constitute an offer to sell or
a  solicitation  of an offer to buy any securities               5,372,000
other   than  the   Securities   offered  by  this       Shares of Common  Stock
prospectus  or an offer to sell or a  solicitation
of  an  offer  to  buy  the   Securities   in  any
jurisdiction  to any person to whom it is unlawful
to  make  such  offer  or   solicitation  in  such
jurisdiction.

The delivery of this  prospectus  shall not, under               SHIMODA
any  circumstances,  create any  implication  that          RESOURCES HOLDINGS,
there have been no  changes in the  affairs of the                 INC.
Company   since  the  date  of  this   prospectus.
However,  in the event of a material change,  this
prospectus   will  be  amended   or   supplemented
accordingly.
--------------------------------------------------
                                                              ----------
             TABLE OF CONTENTS                                PROSPECTUS
                                                              ----------

                                              Page

PROSPECTUS SUMMARY
RISK FACTORS
USE OF PROCEEDS
CAPITALIZATION DILUTION
SELLING SHAREHOLDERS
DETERMINATION OF OFFERING PRICE                        15 River Road, Suite 230
PLAN OF DISTRIBUTION                                  Wilton, Connecticut  06897
MANAGEMENT'S DISCUSSION AND ANALYSIS                       (203) 563-9430
  OF PLAN OF OPERATION
DESCRIPTION OF BUSINESS
MANAGEMENT
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN
  BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED                            June 21, 2002
    TRANSACTIONS
DESCRIPTION OF SECURITIES
LEGAL MATTERS
EXPERTS
ADDITIONAL
INFORMATION
GLOSSARY
INDEX TO FINANCIAL STATEMENTS
SUBSCRIPTION AGREEMENT

                              FINANCIAL STATEMENTS

                        SHIMODA RESOURCES HOLDINGS, INC.

                        CONSOLIDATED FINANCIAL STATEMENTS

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

Report of Stonefield Josephson, Inc.                                         F-1

Balance Sheet at August 31, 2001 and February 28, 2002 (unaudited)           F-2

Statement of Operations for the fiscal years ended August 31, 2001 and 2000 and the six month periods ended February 28, 2002
and 2001 (unaudited)                                                         F-3

Statement of Shareholders' Equity for the fiscal years ended
August 31, 2001 and 2000 and the six month period ended February
28, 2002                                                                     F-4

Statements of Cash Flows for the fiscal years ended August 31, 200
1and 2000 and the six month periods ended February 28, 2002
and 2001 (unaudited)                                                         F-5

Notes to Financial Statements                                                F-6

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Shimoda Resources Holdings, Inc. (formerly
ElPlata Corporation)
Wilton, Connecticut


We have audited the accompanying balance sheet of Shimoda Resources Holdings, Inc. (formerly ElPlata Corporation) as of August 31, 2001 and the related statements of operations, stockholders' equity and cash flows for the two years then ended. These financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards of the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shimoda Resources Holdings, Inc. as of August 31, 2001 and the results of its operations and its cash flows for the two years then ended in conformity with generally accepted accounting principles of the United States of America.

The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. The Corporation has incurred net losses from operations, which raises substantial doubt about the Corporation's ability to continue as a going concern. Management's plan in regard to these matters is also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Stonefield Josephson, Inc.
CERTIFIED PUBLIC ACCOUNTANTS

Santa Monica, California
December 22, 2001


                        SHIMODA RESOURCES HOLDINGS, INC.
                         (FORMERLY ELPLATA CORPORATION)

                                 BALANCE SHEETS



                                                          August 31,    February 28,
                                                             2001            2002
                                                        ------------    ------------
                                                                        (Unaudited)
                                     ASSETS

Current assets -
  Cash                                                  $         15    $        531
  Advances                                                        25
                                                        ------------    ------------

  Subscription Receivable                                       --              --

Total Current Assets                                              15             556
                                                        ------------    ------------

Other Assets
  Deferred Registration Costs                                   --            16,349
                                                        ------------    ------------

Total Other Assets                                              --            16,349
                                                        ------------    ------------

  Total Assets                                          $         15    $     16,905
                                                        ============    ============

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable                                      $       --      $        802
                                                        ------------    ------------

Stockholders' equity:
  Common stock; $0.001 par value, 5,000,000 shares
   authorized, 166,893 and 169,108 shares issued and
   outstanding                                                 5,000           5,022
  Additional paid-in capital                                  60,560          78,261
  Accumulated deficit                                        (65,545)        (65,527)
  Net Income (Loss)                                             --            (1,653)

Total Shareholders' Equity                                        15          16,103
                                                        ------------    ------------

Total Liabilities & Shareholders Equity                 $         15    $     16,905
                                                        ============    ============

See accompanying independent auditors' report and notes to financial statements.


                        SHIMODA RESOURCES HOLDINGS, INC.
                         (FORMERLY ELPLATA CORPORATION)

                            STATEMENTS OF OPERATIONS



                                                      Year ended                            Six months ended
                                        --------------------------------------    --------------------------------------
                                         August 31, 2001      August 31, 2000     February 28, 2002    February 28, 2001
                                        -----------------    -----------------    -----------------    -----------------
                                                                                     (Unaudited)          (Unaudited)
Revenues                                $            --      $            --      $            --      $            --
General and administrative expenses                    35                2,466                1,603                 --

Operating expenses                                 11,051                 --                   --                   --
                                        -----------------    -----------------    -----------------    -----------------

Loss from operations                              (11,086)              (2,466)              (1,603)                --

Interest income                                       115                  213                 --                    112
                                        -----------------    -----------------    -----------------    -----------------

Interest Expense                                     --                   --                     50                 --

Income / (Loss)
before provision for income taxes                 (10,971)              (2,253)              (1,653)                 112

Provision for income taxes                           --                   --                   --                   --
                                        -----------------    -----------------    -----------------    -----------------

Net Income / (Loss)                     $         (10,971)   $          (2,253)   $          (1,653)   $             112
                                        =================    =================    =================    =================

Comprehensive Income / (Loss)           $         (10,971)   $          (2,253)   $          (1,653)   $             112
                                        =================    =================    -========--------    =================


Weighted average number of shares
outstanding - basic and fully diluted             166,667              156,433              169,010              166,893
                                        =================    =================    =================    =================

Net loss per share, basic and diluted   $            (.06)   $            (.01)           ($   0.01)               - 0 -
                                        =================    =================    =================    =================

See accompanying independent auditors' report and notes to financial statements.


                        SHIMODA RESOURCES HOLDINGS, INC.

                         (FORMERLY ELPLATA CORPORATION)

                       STATEMENTS OF STOCKHOLDERS' EQUITY

                      YEARS ENDED AUGUST 31, 2001 AND 2000
                     AND SIX MONTHS ENDED FEBRUARY 28, 2002


                                                                                         Deficit
                                                                                       accumulated
                                               Common stock              Additional       during          Total
                                       ----------------------------       paid-in      development    stockholders'
                                          Shares          Amount          capital        stage           equity
                                       ------------    ------------    ------------   ------------    ------------
Balance at August 31, 1999 (restated
  for 30:1 reverse stock split)              33,333    $      1,000    $     49,000   $    (52,321)   $     (2,321)

Private placement of shares of
  common stock                              133,560           4,000           6,000                         10,000

Capital contributed to support
  operations                                                                  1,145                          1,145

Net loss for the year ended
  August 31, 2000                                                                           (2,253)         (2,253)
                                       ------------    ------------    ------------   ------------    ------------

Balance at August 31, 2000                  166,893           5,000          56,145        (54,574)          6,571

Capital contributions                                                         4,415                          4,415

Net loss for the year ended
  August 31, 2001                                                                          (10,971)        (10,971)
                                       ------------    ------------    ------------   ------------    ------------

Balance at August 31, 2001                  166,893           5,000          60,560        (65,545)             15


Capital contributions                         2,215              22          17,701                         17,723

Net loss for six months ended
February 28, 2002                                                                           (1,635)         (1,635)
                                       ------------    ------------    ------------   ------------    ------------

Balance at February 28, 2002                169,108    $      5,022    $     78,261   $    (67,180)   $    (16,103)
                                       ============    ============    ============   ============    ============


                        SHIMODA RESOURCES HOLDINGS, INC.
                         (FORMERLY ELPLATA CORPORATION)

                            STATEMENTS OF CASH FLOWS



                                                                   Year ended                          Six months ended
                                                       ----------------------------------    --------------------------------------
                                                       August 31, 2001    August 31, 2000    February 28, 2002    February 28, 2001
                                                       ---------------    ---------------    -----------------    -----------------
                                                                                                (Unaudited)          (Unaudited)
Operating Activities:
  Net Income / (Loss)                                  $       (10,971)   $        (2,253)   $          (1,653)   $             112

  Adjustments to reconcile net loss to net cash
   provided by (used for) operating activities:
      Contributed capital to support operations                   --                1,145                 --                   --

  Changes in assets and liabilities:
    Increase (decrease) in liabilities:
    Advances                                                      --                 --                    (25)                --
    Accounts payable                                              (788)            (1,533)                 803                 (841)
                                                       ---------------    ---------------    -----------------    -----------------

Net cash used for operating activities                         (11,759)            (2,641)                (875)                (729)
                                                       ---------------    ---------------    -----------------    -----------------

Investing Activities
  Deferred Registration Costs                                     --                 --                (16,349)                --
                                                       ---------------    ---------------    -----------------    -----------------

Net cash provided by investing activities                         --                 --                (16,349)                --
                                                       ---------------    ---------------    -----------------    -----------------

Financing Activities:
  Proceeds from private placement of common stock                 --               10,000               17,738                 --
  Capital contributions                                            749               --                   --                   --
  Capital contributions - Shimoda Capital (USA), Inc.            2,435               --                   --                   --
  Capital contributions - Shimoda Capital Advisors Ltd           1,231               --                   --                   --
                                                       ---------------    ---------------    -----------------    -----------------

Net cash provided by financing activities                        4,415             10,000               17,738                 --
                                                       ---------------    ---------------    -----------------    -----------------

Net increase (decrease) in cash                                 (7,344)             7,359                  514                 (729)
Cash, beginning of year                                          7,359               --                     18                7,358
                                                       ---------------    ---------------    -----------------    -----------------

Cash, end of year                                      $            15    $         7,359    $             532    $           6,629
                                                       ===============    ===============    =================    =================

Supplemental disclosure of cash flow information:
  Interest paid                                        $          --      $          --      $            --      $            --
                                                       ===============    ===============    =================    =================
  Income taxes paid                                    $          --      $          --      $            --      $            --
                                                       ===============    ===============    =================    =================


See accompanying independent auditors' report and notes to financial statements.

                        SHIMODA RESOURCES HOLDINGS, INC.
                         (FORMERLY ELPLATA CORPORATION)

                          NOTES TO FINANCIAL STATEMENTS

                      YEARS ENDED AUGUST 31, 2001 AND 2000


(1)  Organization and Description of Business

     Shimoda Resources Holdings, Inc. (formerly known as ElPlata Corporation) (the "Corporation") was incorporated under the laws of the State of Nevada on February 23, 1973 and restated its Articles of Incorporation on September 30, 1999. The September 30, 1999 restatement changed the Corporation's name to El Plata Corporation and the authorized number of shares from 20,000,000 to 100,000,000 and changed the stated par value per share from $0.05 per share to $0.001 per share. On April 5, 2001, the Articles of Incorporation were amended, changing the name to Shimoda Resources Holdings, Inc. and the number of authorized shares to 5,000,000.

     The Corporation's initial activities were to have quiet and exclusive possession of the un patented lode mining claims on certain property located in Elko County, Nevada, together with a right to examine, sample, drill, develop, mine, extort, process and market from the claims all of the metal ores, minerals and materials of whatsoever nature or sort, except oil and gas. These efforts were unsuccessful and were abandoned prior to August 31, 1989, at which time the Corporation became dormant.

     Basis of Presentation:

     The accompanying financial statements have been prepared assuming that the Corporation will continue as a going concern. As shown in the accompanying financial statements, the Corporation has incurred net losses from operations, which raises substantial doubt about the Corporation's ability to continue as a going concern. Accordingly, the Corporation is dependent upon management and/or significant shareholders to provide sufficient working capital to preserve the integrity of the corporate entity at this time. It is the intent of management and significant shareholders to provide sufficient working capital necessary to support and preserve the Corporation as a going concern.

     The financial statements do not include any adjustments, relating to the recoverability and reclassification of recorded asset amounts and classifications of liabilities that might necessary should the Corporation be unable to continue its existence.


(2)  Summary of Significant Accounting Policies:

     Use of Estimates:

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.




                 See accompanying independent auditors' report.

                        SHIMODA RESOURCES HOLDINGS, INC.
                         (FORMERLY ELPLATA CORPORATION)

                    NOTES TO FINANCIAL STATEMENTS (CONTINUED)

                      YEARS ENDED AUGUST 31, 2001 AND 2000



(2)  Summary of Significant Accounting Policies:

     Cash and Cash Equivalents:

     For statement of cash flows purposes, the Corporation considers all cash on hand and in banks, including accounts in book overdraft positions, certificates of deposit and other highly-liquid investments with maturities of three months or less, when purchased, to be cash and cash equivalents.

     Income Taxes:

     The Corporation accounts for taxes under SFAS No. 109, which requires recognition of deferred tax liabilities and assets for the expected future tax consequences of events that have been included in financial statements or tax returns. Under this method, deferred tax liabilities and assets are determined based on the difference between the financial statement and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The principal temporary difference is the net operating loss carry-forward of approximately $65,545 at August 31, 2001. Due to a change in control in fiscal 2000, there are significant limitations on its utilization. A deferred asset has been provided and completely offset by a valuation allowance, because its utilization does not appear to be reasonably assured. Federal net operating loss carry-forward starts to expire on August 31, 2020.

     The Corporation is liable for and has provided for corporate state taxes.

     Loss Per Share:

     Basic  earnings  (loss) per share is computed  by  dividing  the net income
     (loss) by the weighted-average number of shares of common stock and common stock equivalents (primarily outstanding options and warrants). Common stock equivalents represent the dilative effect of the assumed exercise of the outstanding stock options and warrants, using the treasury stock method. The calculation of fully diluted earnings (loss) per share assumes the dilative effect of the exercise of outstanding options and warrants at either the beginning of the respective period presented or the date of issuance, whichever is later. As of August 31, 2001 and 2000, the Corporation has no outstanding warrants and options issued and outstanding.

     Interim Financial Statements

     During interim periods, the Company follows the accounting policies set forth in its annual audited financial statements filed with the U. S. Securities and Exchange Commission on its Annual Report on Form 10-KSB for the year ended August 31, 2001. The information presented within these interim financial statements may not include all disclosures required by generally accepted accounting principles and the users of financial information provided for interim periods should refer to the annual financial information and footnotes when reviewing the interim financial results presented herein.

     In the opinion of management, the accompanying interim financial statements, prepared in accordance with the U.S. Securities and Exchange Commission's instructions for Form 10-QSB, are unaudited and contain all material adjustments, consisting only of normal recurring adjustments necessary to present fairly the financial condition, results of operations and cash flows of the Company for the respective interim periods presented. The current period results of operations are not necessarily indicative of results that ultimately will be reported for the full fiscal year ending August 31, 2002.


(3)  Common Stock Transactions:

     On September 29, 1999, the Corporation sold 4,000,000 shares of common stock to the Corporation's President pursuant to an exemption from registration pursuant to Section 4(2) of The Securities Act of 1933, as amended, for $10,000 cash.

     On September 5, 2001, the Corporation affected a 30 to 1 reverse stock split. The retroactive effect of this split has been reflected for all periods presented.


(4)  Pro Forma Financial Statements (Unaudited)

     In April  2002,  the  Company,  in  exchange  for  shares  held by  Shimoda
     Resources Ltd, an affiliated entity, (a) issued 250,000 common shares in exchange for (i) 201,650 ordinary (pound)0.01 shares and (ii) warrants to purchase 148,350 Ordinary (pound)0.01 shares at (pound)1 per share, (b) paid $650,000 and issued 11,000 common shares in exchange for 3,470,166 units of Gulf International Minerals Ltd., each unit consisting of one common share and one share purchase warrant at CDN$.040 per unit, and (c) in a transaction with an unaffiliated entity sold 110,000 shares of its common shares for $999,000 in a private placement.

     The purchase of the shares of European Nickel plc were recorded at the historical cost basis of the transferor, Shimoda Resources Ltd, in accordance with Staff Accounting Bulletin No. 48 ("SAB 48) of the U. S.
     Securities and Exchange  Commission -- "Transfers of Non-Monetary Assets by
     Promoters or Shareholders". SAB 48 requires that exchanges of non-monetary assets by promoters or shareholders be recorded at carryover basis. The
     Gulf International shares were recorded at the cash consideration paid, which exceeded the basis of Shimoda Resources Ltd.

     The accompanying condensed pro forma financial statements should be read in connection with the historical statements of Shimoda Resources Holdings, Inc.


                                                                     February 28, 2002
                                        Historical                   Adjustments    Pro Forma
              ASSETS                   -----------                   -----------   -----------
Cash                                   $       556      (a)(b)(d)        130,034   $   130,590
Investments
   European Nickel PLC                        --           (a)         1,571,441     1,571,441
   Gulf International Minerals Ltd            --          (b)(c)         760,000       760,000
                                       -----------                                 -----------


Other assets                                16,349                                      16,349
                                       -----------                                 -----------

   Total assets                        $    16,905                                 $ 2,478,380
                                       ===========                                 ===========



              LIABILITIES AND STOCKHOLDERS' EQUITY


Accounts payable                       $       802                                 $       802

Stockholders equity
   Common stock                              5,022        (a)(b)             372         5,394
   Additional paid in capital               78,261        (a)(b)       2,461,103     2,539,364
   Retained earnings (deficit)             (67,180)                                    (67,180)
                                       -----------                                 -----------

   Shareholders equity                      16,103                                   2,477,578
                                       -----------                                 -----------

   Total liabilities and equity        $    16,905                                 $ 2,478,380
                                       ===========                                 ===========

     Notes to Pro Forma Condensed Balance Sheet

     (a) The issuance of 250,000 shares had, in management's opinion, a fair value of $10 per share, which was the approximate amount at which the shares sold in transactions with unaffiliated entities. Although the total value of the shares issued by Shimoda in the exchange was $2,500,000, the company was limited to recording of the transaction at the basis of Shimoda Resources Ltd. Per SAB 48, the company is limited by the accounting rules of the U.S. Securities and Exchange Commission in recording the acquisition at the historical cost basis in the hands of the transferor, as follows


Basis of shares to Shimoda Resources Ltd.
  Number of shares                                         201,650

  Original cost per share ((pound)3)                    $     4.50      907,425
                                                        ----------

Entitlement to subscribe (warrants)                        148,350
Difference between exercise price ((pound)1) and fair

  value ((pound)3) of underlying shares                 $      3.0      445,050
                                                         ----------

Cash payment for exercise of entitlement
to purchase 148,350 shares @(pound)1 ($1.48)                            218,966
                                                                     ----------

                                                                     $1,571,441
                                                                     ==========


     (b) Reflects purchase of 3,460,166 units of Gulf International Minerals, Ltd for consideration of $650,000 cash.

     (c) Reflects the purchase of 450,000 shares of Gulf International Minerals, Ltd for 11,000 common shares valued at $10 per share, for a total purchase price of $110,000. In management's opinion the value of the Gulf International position, based upon the publicly traded value on April 30, 2002 on Canadian Venture Exchange was approximately $1,400,000.

     (d) Reflects the sale of 111,000 shares at U.S.$9 per share, in a private placement transaction through an unaffiliated entity.


                 See accompanying independent auditors' report.

                        SHIMODA RESOURCES HOLDINGS, INC.
                             SUBSCRIPTION AGREEMENT


Investment
I desire to purchase ____________ shares of Shimoda Resources Holdings, Inc. ("Shares") at $12.00 per share for a total of $_______________ ($12.00 multiplied by the total number of shares you desire to purchase). Minimum purchase is 4167 shares (or $50,004.00).

Payment of Purchase Price
Make check(s) payable to:  Shimoda Resources Holdings, Inc.

Subscriber Information
Please clearly print name(s) in which the Shares are to be acquired. All correspondence will go to the Investor Residence Address.

          Investor 1 (first, middle and last name):
          -----------------------------------------


          Investor 2 (first, middle and last name):
          -----------------------------------------


          Form of Ownership (How should the investment be held/titled):
          -------------------------------------------------------------


          Investor 1 Residence Address:
          -----------------------------

          _____________________________________________

          _____________________________________________

          _____________________________________________

          Telephone Number: ___________________________
          CHECK ONE OF THE FOLLOWING:

                           ______US CITIZEN
                           ______RESIDENT ALIEN
                           ______US CITIZEN RESIDING OUTSIDE THE US
                           ______NON-RESIDENT ALIEN

          Investor 2 Residence Address:
          -----------------------------

          _____________________________________________

          _____________________________________________

          _____________________________________________

          Telephone Number: ___________________________

          CHECK ONE OF THE FOLLOWING:

                           ______US CITIZEN
                           ______RESIDENT ALIEN
                           ______US CITIZEN RESIDING OUTSIDE THE US
                           ______NON-RESIDENT ALIEN


Enter your taxpayer identification number below. For most individual taxpayers, it is your Social Security Number. If the purchase is in more than one name, the number should be that of the first person listed.

SOCIAL SECURITY NUMBER                            TAXPAYER IDENTIFICATION NUMBER
                                                  (if applicable)
Investor No. 1

______________________                            ______________________________

Investor No. 2

______________________                            ______________________________


Subscriber(s) Representations:

     1. I/we have received and read the Prospectus for the Shares, and understand the risks associated with my/our purchase of the Shares.

     2. I/we satisfy the suitability requirements for the purchase of the Shares checked below:

          [ ] my/our annual income is $100,000 or more, or

          [ ] my/our net worth (inclusive of home) is $500,000 or more, or

          [ ] I/we are able to bear the economic risk of my/our investment in the Shares and I/we have such knowledge and experience in financial and business matters so as to have a capacity to protect my/our own interests in connection with the purchase of the Shares and I/we are capable of evaluating the merits and risks of the investment in the Shares.

          I/we understand that Shimodo may make further inquiry of me/us as Shimoda may deem appropriate to establish in itself a reasonable belief that I/we meet the suitability standards.

     3. I/we understand that my/our subscription for the Shares is not subject to an escrow or impound account or to the Company's receipt of subscriptions for any minimum or maximum number of Shares. Once my/our subscription is accepted, the Company may apply my/our funds for the uses stated in the Prospectus.

     4. The Company may, in its sole discretion, reject my/our subscription in whole or in part. If the Company does reject my/our subscription, it will not charge me/us a cancellation fee.


I/we have signed this subscription agreement on ___________________, 200___, at ______________________ (city, _______________________ (state).


Investor No. 1                                   Investor No. 2

_______________________________                  _______________________________
Print Name                                       Print Name


_______________________________                  _______________________________
Signature                                        Signature

                PART II -- INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

     Shimoda  intends to amend its  Articles of  Incorporation  in the future to eliminate a director's personal liability to us and our stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care" as allowed by the Nevada General Corporation Law. This provision will not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or
(vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.


     Insofar as an indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted for directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission each indemnification is against public policy as expressed in the Act and is therefore unenforceable.

Item 25.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

     The following table sets forth all approximate costs and expenses, other than underwriting discounts and commissions, payable by the Registrant in connection with the sale of the shares being registered hereby. All of the amounts shown are estimates except for the Securities and Exchange Commission (the "Commission") registration fee and the National Association of Securities Dealers ("NASD") filing fee.

          Commission Registration Fee               $     4,876
          Accounting Fees and Expenses              $    25,000
          Legal Fees and Expenses                   $    40,000
          Printing and Engraving Expenses           $    15,000
          Transfer Agent Fees                       $     5,000
          Miscellaneous and Placement Expenses      $ 1,340,000

                                   TOTAL            $ 1,429,876



                                      2-1

Item 26.  RECENT SALES OF UNREGISTERED SECURITIES

     In April 2002, Shimoda sold 111,000 shares of Common Stock to one investor for $999,999. The sale was made without registration pursuant to a Regulation S exemption. The offer and sale was made outside the United States to a non-resident of the United States. The investor is a sophisticated person and had access to the books and records of the Company. All stock certificates issued to the investor have been affixed with a legend restricting sales and transfers.

     Further, in April 2002, Shimoda acquired interests in the two resource companies from Shimoda Resources, Ltd. ("SRL"). SRL is an island of Cyprus investment company of which David J. Mapley, Chief Executive Officer and President of Shimoda, is the founder and manager. The purchases were as follows:

     (a) We purchased from SRL 201,750 ordinary 1 pence shares and warrants to purchase 148,250 ordinary 1 pence shares of European Nickel plc ("EN") at GBP1 per share.

     (b)  We  purchased  from  SRL  450,000  shares  and  450,000  warrants  (18
          months/exercise   price  CD  .60  per  share)  of  Gulf  International
          Minerals, Ltd. ("GIN") Common Stock

     (c) Also in April, we purchased from SRL entitlements to 3,460,166 shares (@CD 0.30) and 3,460,166 warrants (24 month/exercise price CD 0.40 per share) of GIM.

     (d) Also in April 2002, we exercised the entitlements to 3,460,166 shares in GIM for US $650,000 and exercised 148,350 options in EN for US $218,965.95.

     The exchanges set forth above were made in accordance with Regulation S under the Securities Act of 1933. SRL is not a resident of the United States, and the exchange offers were made outside of the United States.

Item 27.  EXHIBITS

3.1       Articles of Incorporation
3.2       Amendments to Articles of Incorporation
3.3       Bylaws
4.1       Specimen Certificate for Common Stock
5.1       Opinion of Law Offices of William B. Barnett.
10.1 Administrative Services Agreement by and between The Registrant and Shimoda Capital (USA), Inc., dated October 1, 2001.
10.2 Business Management Agreement by and between Registrant and Shimoda Capital Advisors Limited dated February 27, 2002.
23.1      Consent of Law  Offices of William  B.  Barnett  (included  as part of
          Exhibit 5.1).
23.2 Consent of Stonefield Josephson, Inc., Independent Certified Public Accountants.
24.1      Power of Attorney (contained on page 11-3 hereof).


                                      2-2

Item 28.  UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

     (i) To include any Prospectus required by Section 10(a)(3) of the Securities Act;

     (ii) To reflect in the Prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

     (iii)To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The undersigned Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such


                                      2-3
indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the finial adjudication of such issue.


                                POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David J. Mapley, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.



                                      2-4

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and has duly caused his Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wilton, State of Connecticut, on June 21, 2002

                                                SHIMODA RESOURCES HOLDINGS, INC.

                                                By: /s/    David J. Mapley
                                                    ----------------------------
                                                      David J. Mapley, President

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

     Signature                             Title                         Date

/s/ DAVID J. MAPLEY                  Chief Executive Officer,      June 21, 2002
------------------------             President, Chief Executive
    DAVID J. MAPLEY                  Officer, and Director

/s/ JONATHAN MORLEY-KIRK             Director                      June 21, 2002
------------------------
    JONATHAN MORLEY-KIRK

/s/ JOHN VORNLE                      Chairman of the Board         June 21, 2002
------------------------             of Directors
    JOHN VORNLE

/s/ GRAHAM JOHNSON                   Director                      June 21, 2002
------------------------
    GRAHAM JOHNSON

/s/ PETER J. LAZARO                  Chief Financial Officer,      June 21, 2002
------------------------             Secretary and Treasurer
     PETER J. LAZARO

/s/ RON BEVERIDGE                    Director                      June 21, 2002
------------------------
    RON BEVERIDGE